                                                                   EXHIBIT 10.35

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                     THE SUMITOMO TRUST & BANKING CO., LTD.


                                       AND


                                EMSTAR REALTY LLC

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                                 LOAN AGREEMENT
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                         DATED: AS OF SEPTEMBER 19, 1996


                     LOCATION: 120 AND 130 EAST 39TH STREET
                               NEW YORK, NEW YORK

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                                BATTLE FOWLER LLP
                               75 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022


                      ATTENTION: ROBERT J. WERTHEIMER, ESQ.

                                TABLE OF CONTENTS

         Title                                                            Page
ARTICLE 1
INCORPORATION OF RECITALS AND EXHIBITS.................................      3
         Incorporation of Recitals.....................................      3
         Incorporation of Exhibits.....................................      3

ARTICLE 2
DEFINITIONS............................................................      3
         Defined Terms.................................................      3
         Use of Defined Terms..........................................     12
         Use of Recital, Article, Section and Exhibit References.......     12

ARTICLE 3
REPRESENTATIONS AND WARRANTIES.........................................     12
         Representations and Warranties of Borrower....................     12
         Survival of Representations and Warranties....................     19

ARTICLE 4
TERMS OF LOAN AND DOCUMENTS............................................     19
         Agreement to Borrow and Lend..................................     19
         Loan Documents................................................     19
         Term of the Loan..............................................     21
         Prepayments...................................................     21
         Due on Sale...................................................     21
         Partial Sale of Premises......................................     21
         Conditions to Partial Sale of Premises........................     22

ARTICLE 5
LOAN EXPENSES AND ADVANCES;
SECURITY OF MORTGAGE FOR SAME..........................................     23
         Loan Origination Expenses.....................................     23
         Lender's Loan Fee.............................................     23
         Expenses and Advances Secured by Loan Documents...............     23

ARTICLE 6
REQUIREMENTS PRECEDENT
TO THE OPENING OF THE LOAN.............................................     24

ARTICLE 7
LENDER'S OBLIGATION TO DISBURSE PROCEEDS OF LOAN.......................     27
         Loan Opening..................................................     27

ARTICLE 8
BORROWER'S AGREEMENTS..................................................     27
         Compliance with Requirements of Governmental Authorities......     27
         Inspection by Lender..........................................     27

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
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         Title                                                                                 Page
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
         Mechanics' Liens and Contest Thereof..............................................      27
         Settlement of Mechanics' Lien Claims..............................................      28
         Renewal of Insurance..............................................................      28
         Payment of Taxes..................................................................      28
         Personal Property.................................................................      29
         Proceedings to Enjoin or Prevent Operation of the Project.........................      29
         Lender's Attorneys' Fees and Expenses.............................................      29
         Lender's Action for its Own Protection Only.......................................      30
         Furnishing Information............................................................      31
         Documents of Further Assurance....................................................      33
         Furnishing Reports................................................................      33
         Operation of Project..............................................................      34
         Leasing  .........................................................................      34
         Agreements........................................................................      34
         Furnishing Notices................................................................      35
         No Additional Debt................................................................      35
         Indemnification...................................................................      35
         Insurance Reporting Requirements..................................................      36
         Compliance With Laws..............................................................      37
         Organizational Documents..........................................................      37
         Alterations.......................................................................      37
         Lost Note.........................................................................      37
         Hazardous Material................................................................      37
         Asbestos .........................................................................      39
         Annual Appraisals.................................................................      39
         Access to the Project and Right to Cure Defaults Under Leases and Easement
                  Agreements ..............................................................      39
         Payments to Affiliates; Application of Cash Flow..................................      39
         Single Purpose Entity/Relocation of Borrower's Office.............................      40
         Use of Loan Proceeds..............................................................      40
         Maintenance of Debt Service Coverage..............................................      40
         Escrow Account....................................................................      41
         Net Worth Decline.................................................................      41
         ERISA    .........................................................................      42
         Guarantors' Financial Tests.......................................................      42
         Limitations on Suits Brought Against Lender.......................................      42

ARTICLE 9
         ASSIGNMENTS.......................................................................      43
         Lender's Right to Assign..........................................................      43
         Prohibition of Assignments by Borrower............................................      44
         Restrictions on Transfers of Interest.............................................      44
         Prohibition of Transfers in Violation of ERISA....................................      45
         Successors and Assigns............................................................      45

ARTICLE 10
EVENTS OF DEFAULT..........................................................................      45

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
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         Title                                                             Page
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ARTICLE 11
LENDER'S REMEDIES IN EVENT OF DEFAULT.....................................   49
         Remedies Conferred Upon Lender...................................   49
         Non-Waiver of Remedies...........................................   50

ARTICLE 12
GENERAL PROVISIONS........................................................   50
         Captions ........................................................   50
         Notices  ........................................................   50
         Entire Agreement; Modification; Waiver...........................   52
         Governing Law....................................................   52
         Acquiescence Not to Constitute Waiver of Lender's Requirements...   52
         Disclaimer by Lender.............................................   52
         Right of Lender to Make Advances to Cure Borrower's Defaults.....   54
         Definitions Apply in Amendments..................................   54
         Time Is of the Essence...........................................   54
         Execution in Counterparts........................................   54
         Waiver of Consequential Damages..................................   54
         Claims Against Lender............................................   55
         Jurisdiction; Service of Process.................................   55
         Severability.....................................................   56
         Waiver of Jury Trial.............................................   56
         Survival of Indemnities..........................................   56
         No Additional Liability to Guarantors............................   56


EXHIBITS:

         Exhibit A - Legal Description of Court Premises.
         Exhibit B - Legal Description of Tuscany Premises.
         Exhibit C - Permitted Exceptions.
         Exhibit D - Form of Rent Roll.
         Exhibit E - Governmental Approvals.
         Exhibit F - Form of Pledge Agreement.
         Exhibit G - Form of Debt Service Coverage Ratio Statement.

                                 LOAN AGREEMENT


                  THIS LOAN AGREEMENT (this "AGREEMENT") made and dated as of September 19, 1996 by and among THE SUMITOMO TRUST & BANKING CO., LTD., a Japanese banking corporation acting through its New York Branch, having an address at 527 Madison Avenue, New York, New York 10022 ("LENDER"), EMSTAR REALTY LLC, a New York limited liability company having an address at 539-541 Lexington Avenue, New York, New York ("BORROWER") and STARWOOD LODGING TRUST, a Maryland trust, STARWOOD LODGING CORPORATION, a Maryland corporation, and SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership, each having an address at 2231 East Camelback Road, Phoenix, Arizona 85016 (collectively, the "GUARANTORS").

                              PRELIMINARY STATEMENT

                  WHEREAS, Lender has previously made a loan to Tuscany Operating Company, a New York limited partnership (the "COMPANY"), in the original principal amount of $24,000,000 (the "COURT LOAN"), which loan is evidenced by a certain Amended, Restated and Consolidated Mortgage Note from the Company to Lender dated as of January 19, 1990 (the "COURT NOTE") and secured by that certain Agreement of Spreader, Consolidation and Modification of Mortgage and Note between the Company and Lender dated as of January 19, 1990 (the "COURT MORTGAGE") which encumbers the premises described in Exhibit A attached hereto (the "COURT PREMISES");

                  WHEREAS, Hotel Tuscany Limited Partnership ("HOTEL TUSCANY LP") has previously received a loan from Republic Bank for Savings (f/k/a The Manhattan Savings Bank) (the "TUSCANY MORTGAGEE") in the original principal amount of $11,500,000, as subsequently reduced to $5,500,000, (the "TUSCANY LOAN"; the Court Loan and the Tuscany Loan shall be referred to collectively hereinafter as the "LOAN"), which loan is evidenced by a note from Hotel Tuscany LP to the Tuscany Mortgagee (the "TUSCANY NOTE") and secured by a mortgage between Hotel Tuscany LP and the Company dated as of November 16, 1988 (as subsequently modified and extended pursuant to that certain Modification and Extension Agreement dated as of September 1, 1994 between Hotel Tuscany LP and the Tuscany Mortgagee, the "TUSCANY MORTGAGE") which encumbers the premises described in Exhibit B attached hereto (the "TUSCANY PREMISES"; the Court Premises and the Tuscany Premises shall be referred to collectively as the "PREMISES");

                  WHEREAS, Lender has agreed to purchase the Tuscany Loan from the Tuscany Mortgagee for an aggregate purchase price of $3,375,000, and in connection therewith the Tuscany Note and Tuscany Mortgage shall be assigned simultaneously herewith by the Tuscany Mortgagee to Lender;

                  WHEREAS, there is constructed on each of the Court Premises and the Tuscany Premises a hotel, together with certain other improvements (collectively, the "BUILDING"; the Tuscany Premises, Court Premises, the Building and all related improvements and facilities, together with all rights, privileges, easements, hereditaments and appurtenances thereunto relating or appertaining, and all fixtures and equipment (other than "Tenant Improvements," as hereinafter defined) required for, or otherwise intended for use in connection with, the operation thereof, are herein collectively called the "PROJECT";

                  WHEREAS, the Company shall assign, and Hotel Tuscany, LLC ("HOTEL TUSCANY, LLC") shall assume, the Company's interest in the Court Loan and the Project pursuant to those certain assignment and assumption agreements and those certain bargain and sale deeds from the Company to Hotel Tuscany, LLC;

                  WHEREAS, Tuscany LP shall assign, and the Hotel Tuscany, LLC shall assume, the interest of Tuscany LP in the Tuscany Loan and the Project with respect to the Tuscany Premises;

                  WHEREAS, Hotel Tuscany LLC shall transfer its entire interest in the Court Loan, the Tuscany Loan and the Project to Borrower as part of its initial capital contribution into Borrower pursuant to those certain assignment and assumption agreements between Hotel Tuscany LLC and Borrower and certain bargain and sale deeds from Hotel Tuscany LLC to Borrower dated as of the date hereof;

                  WHEREAS, Alstar Realty LLC, a New York limited liability company wholly-owned by members of the Starwood Group, has acquired a 49% interest in Borrower for approximately $9,125,000 plus its portion of the Loan;

                  WHEREAS, Borrower and Lender shall enter into a certain Consolidated Amended and Restated Note (the "NOTE") which shall consolidate the Court Note and the Tuscany Note and amend and restate such notes in their entireties, and shall be secured by a certain Mortgage Spreader, Consolidation and Modification Agreement dated as of the date hereof between Borrower and Lender (the "MORTGAGE") which shall serve to consolidate the Court Mortgage and the Tuscany Mortgage and shall encumber the Premises;

                  WHEREAS, in connection with the Loan, Guarantors shall deliver to Lender a Guaranty of Payment (the "GUARANTY"; the Note, the Mortgage, the Guaranty and all other documents executed now or hereafter in connection with the Loan shall be referred to collectively hereinafter as the "LOAN DOCUMENTS"); and

                  WHEREAS, each of Borrower and Guarantor, and their respective affiliates, shall benefit from the terms and conditions contained herein and in the other Loan Documents.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                     INCORPORATION OF RECITALS AND EXHIBITS


INCORPORATION OF RECITALS

                  1.1 The foregoing Recitals are made a part of this Agreement.

INCORPORATION OF EXHIBITS

                  1.2 All Exhibits hereto (whether or not listed in the Index) are incorporated herein and expressly made a part hereof.

                                    ARTICLE 2
                                   DEFINITIONS

DEFINED TERMS

                  2.1 The following terms as used herein or in any of the other Loan Documents (unless otherwise defined therein), as the case may be, shall have the following meanings:

                  ACCELERATED MATURITY DATE: The meaning set forth in Section
4.3.

                  ACM: Any product or construction material containing more than
0.1 percent asbestos or any other substance containing asbestos and deemed hazardous by any applicable Laws.

                  ADA: The Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder from time to time.

                  AFFILIATE: When used with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  AGREEMENT: This Loan Agreement, as originally executed or as may be hereafter supplemented, amended or restated in accordance with its terms from time to time in writing.

                  AMORTIZATION PAYMENT OR AMORTIZATION PAYMENTS: The mandatory repayments of the Loan, if any, required to be made by Borrower pursuant to and in accordance with the terms of the Note.

                  APPRAISAL:  The meaning set forth in Section 6.1(c)(xii).

                  APPRAISER: Cushman & Wakefield or such other appraiser who is a Senior Commercial Appraiser of the Appraisal Institute and is qualified under the requirements of FIRREA, as Lender may from time to time designate.

                  ASSIGNEE:  The meaning set forth in Section 9.1(a).

                  ASSIGNMENT AND ASSUMPTION AGREEMENT: The meaning set forth in the Recitals.

                  BRANCH:  The Sumitomo Trust & Banking Co., Ltd., New York
Branch.

                  BUILDING:  The meaning set forth in the Recitals.

                  BUSINESS DAY: Shall mean any day on which the Lender is open for business in New York City.

                  CERTIFICATE: A certificate delivered by Borrower to Lender as of the Loan Opening Date relating to certain representations and warranties, the completeness and accuracy of which shall be certified by Borrower.

                  CONSOLIDATED INDEBTEDNESS: All indebtedness of the Guarantors in accordance with generally accepted accounting principals consistently applied ("GAAP") which will include all liabilities for borrowed money including outstanding indebtedness under existing and future loan facilities, liabilities for the deferred purchase price of property or services acquired; all liabilities for borrowed money secured by any lien with respect to any property owned by the Guarantors or any entity directly or indirectly owned by any of the Guarantors (whether or not it has assumed or otherwise become liable for such liabilities) in an amount not to exceed the fair market value of the property securing such liability, or if assumed or otherwise become liable therefor, in an amount equal to such assumption or liability; the maximum stated amount of all letters of credit issued or acceptance facilities established and, without duplication, all drafts drawn thereunder (other than letters of credit supporting Consolidated Indebtedness); the amount of all obligations under "take or pay" or similar arrangements; the aggregate principal amount of outstanding Consolidated Indebtedness of a partnership in which any Guarantor is a general partner; and any guaranty by any Guarantor with respect to liabilities of a type described in any of the clauses above. Consolidated Indebtedness shall not include trade payables and accrued expenses arising or incurred in the ordinary course of business, but shall include all obligations of the character described above to the extent the Borrower remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  CONSOLIDATED TANGIBLE NET WORTH: The sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits which may be referred to as distributions in excess of earnings) less the sum of the goodwill, intellectual property, organizational expenses, unamortized debt discount and expenses, deferred costs and other similar intangibles of Starwood Lodging Trust and Starwood Lodging Corporation and their subsidiaries on a consolidated basis determined in conformity with GAAP as reflected in the consolidated balance sheet of the Guarantors and their subsidiaries in their forms 10-Q and 10-K filed with the Securities and Exchange Commission.

                  DEBT SERVICE: The actual monthly interest payments which are required to be made under the Note.

                  DEBT SERVICE COVERAGE: With respect to a particular twelve
(12) month period, the figure calculated by dividing (a) Net Operating Income for such period by (b) Debt Service for such period.

                  DEBT SERVICE COVERAGE RATE:  1.25.

                  DEBT SERVICE COVERAGE STATEMENT: The meaning set forth in
Section 8.1(l)(i).

                  DEFAULT OR DEFAULT: Any event which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default.

                  DOLLARS AND "$": Dollars in lawful money of the United States of America.

                  EMPLOYEE BENEFIT PLAN: Any employee pension benefit plan which is defined in Section 3(3) of ERISA.

                  ENGINEERING REPORTS: The engineering building inspection reports of the Court Premises and the Tuscany Premises, each dated March 6, 1996 and each prepared by Cosentini Associates Consulting Engineers at Borrower's sole cost and expense.

                  ENVIRONMENTAL INDEMNITY: The indemnity described and defined in Section 4.2(k), as originally executed or as may be hereafter supplemented, amended or restated from time to time in writing.

                  ENVIRONMENTAL PROCEEDINGS: The meaning set forth in Section 3.1(x).

                  ENVIRONMENTAL REPORTS: The meaning set forth in Section 6.1(c)(viii).

                  ENVIRONMENTAL SURVEY: The Phase I environmental survey of the Project dated July 19, 1996 prepared by Law Engineering and Environmental Services at Borrower's sole cost and expense.

                  ERISA: Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

                  ESCROW ACCOUNT: An interest bearing cash collateral account established by Lender with Branch in its name and under its sole control.

                  ESTOPPEL CERTIFICATES: The meaning set forth in Section
4.2(m).

                  EVENT OF DEFAULT:  The meaning set forth in Section 10.1.

                  FIRREA: Financial Institutions, Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder from time to time.

                  GOVERNMENTAL APPROVALS: The meaning set forth in Section
3.1(p).

                  GOVERNMENTAL AUTHORITY: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal or public utility, whether foreign or domestic having jurisdiction over the Premises.

                  GROSS REVENUES: For any period, all revenues derived from the ownership, operation, use, leasing and occupancy of the Project during such period, including rents received from tenants of the Project; provided, however, that in no event shall Gross Revenues include (a) any gain arising from any write-up of assets, (b) any loan proceeds, (c) any income derived from the sale of any part of the Project, (d) proceeds or payments under insurance policies (except that proceeds of rental loss or business interruption insurance covering the Project shall be included in Gross Revenues), (e) tips, service charges, gratuities, or similar amounts received by employees, (f) gross receipts of licensees, concessionaires, tenants, subtenants or similar third parties, (g) refunds, rebates, discounts, credits, etc., which are paid, retained or received by Borrower, (h) condemnation proceeds or sales proceeds in lieu of and/or under threat of condemnation or (i) any security deposits received from any tenants of the Project, unless and until the same are applied to rent or such tenants' other obligations in accordance with the terms of such tenants' leases. For any period, Gross Revenues (sometimes referred to as Revenue on the combined statement of operations) shall be determined on an accrual basis.

                  GUARANTY: The guaranty of payment described and defined in
Section 4.2(j), as originally executed or as may be hereafter supplemented, amended or restated from time to time in writing.

                  GUARANTORS: Collectively and jointly and severally Starwood Lodging Trust, Starwood Lodging Corporation and SLT Realty Limited Partnership.

                  HANDLED/HANDLING: The past, present or future production, storage, handling, transferring, refining, treating, processing, managing, transporting, discharging, releasing or disposing of Hazardous Material.

                  HAZARDOUS MATERIAL: Gasoline, petroleum and other petroleum by-products, asbestos (including, without limitation, any ACMs), explosives, PCBs, radioactive materials or any "hazardous" or "toxic" material, substance or waste which is defined by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation of any Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including any material, substance or waste which is: (a) defined as a "hazardous substance" under Section 311 of the Water Pollution Control Act (33 U.S.C. Sec.
1317), as amended; (b) defined as a "hazardous waste" under Section 1004 of The Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901 et seq., as amended; (c) defined as a "hazardous substance" or "hazardous waste" under
Section 101 of The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Reauthorization Act of 1986, 42 U.S.C. Sec. 9601 et seq., or any so-called "superfund" or "superlien" law, including the judicial interpretations thereof; (d) defined as a "pollutant" or "contaminant" under 42 U.S.C.A. Sec. 9601(33); (e) defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (f) defined as a "hazardous chemical" under 29 C.F.R. Part 1910; or (g) subject to any other law or other past (and still in effect), present or future requirement of any Governmental Authority regulating, relating to, or imposing obligations, liability or standards of conduct concerning, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property free from the presence in the environment of any solid, liquid, gas, odor or any form of energy from whatever source.

                  HAZARDOUS MATERIALS CLAIMS: The meaning set forth in Section 8.1(y)(ii)(B).

                  INCLUDING:  Including but not limited to.

                  INDEMNIFIED PERSONS:  The meaning set forth in Section 8.1(s).

                  INSPECTING ENGINEER: Any engineer selected by Lender in connection with any alterations or restoration work undertaken with respect to the Improvements.

                  INTERNAL REVENUE CODE: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time.

                  ITINERANT HOTEL GUESTS: Residential hotel guests other than those who are staying at the Premises pursuant to a contract for a period of thirty (30) or more days.

                  KNOWLEDGE: When used to modify a representation or warranty, actual knowledge or such knowledge as a reasonable person under the circumstances should have after commercially reasonable inquiry and investigation, and shall apply to all of the parties comprising Borrower, the Property Manager and all of their respective employees, and all present and future owners, employees and officers of the Starwood Group and any replacements (in whole or in part) of such Starwood Group.

                  LAWS: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction, foreign or domestic, and all directions, requirements, orders and notices of violation of any Governmental Authority having or asserting jurisdiction over the Project or any party to any of the Loan Documents.

                  LEASES:  The meaning set forth in Section 8.1(o).

                  LOAN:  The meaning set forth in the Recitals.

                  LOAN DOCUMENTS: Collectively, this Agreement, the Note, the Mortgage, the Guaranty, Pledge Agreement and all other documents and instruments listed in Section 4.2 and all other documents, instruments or certificates delivered to Lender herewith or from time to time to evidence or secure the Loan and the payment and performance of Borrower's obligations hereunder, as the same may be modified from time to time with the prior written consent of Lender and Borrower.

                  LOAN FEE:  The meaning set forth in Section 5.2.

                  LOAN OPENING OR OPENING OF THE LOAN: The disbursement of Loan proceeds in accordance with the terms of this Agreement.

                  LOAN OPENING DATE:  The date of the Loan Opening.

                  MANAGEMENT FEE: The fee payable to the Property Manager under the Management Agreement for the management of the Project.

                  MATURITY DATE:  The meaning set forth in Section 4.3.

                  MINIMUM NET WORTH THRESHOLD: For any period, shall mean the aggregate Consolidated Tangible Net Worth of the Guarantors equal to or exceeding Two Hundred Fifteen Million Dollars ($215,000,000.00).

                  MONTHLY EXCESS CASH FLOW: For any month, the amount by which Gross Revenues for such month exceed the sum of (a) Operating Expenses for such month (determined on an accrual basis), (b) capital expenditures required for the Project and either paid or reserved against during such month, (c) the amount of interest on the Loan paid during such month, (d) Amortization Payments made during such month and (e) any reserve or escrow deposits established by Borrower for the benefit of Lender and posted as additional collateral for the Loan pursuant to the terms of the Loan Documents.

                  MORTGAGE: The mortgage described and defined in the Recitals, as originally executed or as may be hereafter supplemented, amended or restated from time to time in writing.

                  NET OPERATING INCOME: For any period, the amount by which Gross Revenues for such period exceed Operating Expenses for such period (determined on an accrual basis).

                  NET WORTH: For any period, an amount equal to the net worth of a Guarantor calculated on a GAAP basis.

                  NOTE:  The meaning set forth in the Recitals.

                  OPERATING EXPENSES: For any period, the actual costs and expenses of owning, operating, managing and maintaining the Project during such period incurred by Borrower including, without limitation, real estate taxes, insurance premiums, repairs, maintenance and utility costs and leasing fees and commissions; provided, however, that in no event shall Operating Expenses include (a) interest due on the Loan and Amortization Payments, if any, (b) any fees paid to Lender in connection with the Loan, (c) capital expenditures or reserves therefor or (d) depreciation, amortization and other non-cash items.

                  OUTSTANDING AMOUNT: For any period, the amount of the outstanding principal balance of the Loan.

                  PARTICIPANT:  The meaning set forth in Section 9.1(b).

                  PERMITTED EXCEPTIONS: Those matters listed in Exhibit C hereto, to which the interest of Borrower in the Real Estate is permitted to be subject at the Loan Opening Date and thereafter, and such other title exceptions or objections, if any, as Lender, or its counsel, may approve in advance in writing or which, pursuant to the terms hereof, do not require the approval of Lender, if any. Matters which are not listed on Exhibit C hereto but over which the Title Insurer has agreed to insure Lender pursuant to endorsements to, or affirmative insurance coverage in, the Title Policy (which endorsements or affirmative insurance coverage shall be in form and substance satisfactory to Lender) shall also be deemed Permitted Exceptions.

                  PERMITTED INVESTMENTS: United States Treasury obligations or certificates of deposit of Branch, in either case having maturities of ninety
(90) days
or less, or other debt obligations of the United States Government with maturities of ninety (90) days or less, approved by Lender in its sole discretion.

                  PERMITTED TRANSFEREES: Any or all of (i) (a) the Estate of Alfred L. Kaskel, deceased, and/or (b) any or all of the executors of the Estate of Alfred L. Kaskel, deceased, and/or (c) Howard Kaskel, Carole Schragis, Anita Kaskel Roe and/or Doris Kaskel, and/or any of them or their lineal descendants, and/or (d) any corporation, entity or trust controlled by or created for the benefit of any or all of the foregoing and (ii) the Starwood Group.

                  PERSON: Any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

                  PLANS AND SPECIFICATIONS: The meaning set forth in Section 6.1(c)(xiv).

                  PLEDGE AGREEMENT: That certain Pledge and Security Agreement between Borrower and Lender, dated of even date herewith.

                  PREMISES:  The meaning set forth in the Recitals.

                  PROCEEDING: The meaning set forth in Section 12.13.

                  PROHIBITED TRANSACTION: A prohibited transaction as described under Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

                  PROJECT:  The meaning set forth in the Recitals.

                  PROPERTY MANAGER: Any Affiliate of Borrower or any Guarantor or any other successor property manager. The initial Property Manager shall be Doral Hotels Management Corp.

                  REAL ESTATE: That portion of the Project legally constituting real estate, including the land and all easements and rights appurtenant thereto.

                  REIT STOCK: The meaning set forth in the definition of the term "Value".

                  RENT ROLL: The Rent Roll for the Project, which shall be substantially in the form attached hereto as Exhibit D. The Rent Roll shall not include any Itinerant Hotel Guests.

                  ROUTINE USES: The use of Hazardous Materials at the Project in connection with the routine operation of a hotel/residential apartment building with commercial tenants, including cleaning and maintenance fluids, office supplies and other similar items, in each case used in accordance with, and so as not to cause a violation of, environmental Laws and in quantities and in a manner which do not violate environmental Laws.

                  SECURITY DEPOSIT(S): Any and all security deposit(s) which, at a given point in time, are collected by Borrower, as lessor, from a tenant pursuant to such tenant's Lease, together with any interest earned thereon.

                  SECURITY DEPOSIT ACCOUNT: An interest bearing account in Borrower's name in which the Security Deposits are deposited and held and from which they are disbursed.

                  STANDING MATURITY DATE:  The meaning set forth in Section 4.3.

                  STARWOOD GROUP: Guarantors and any entity wholly owned, whether directly or indirectly, by any of the Guarantors.

                  TENANT IMPROVEMENTS: The improvements and personal property which have been or will be installed at the Project by or on behalf of any tenant whether or not at its sole cost and expense, and which are or will be owned by such tenant.

                  TITLE INSURER: New York Land Services, Inc., as agent for Commonwealth Land Title Insurance Company or such other title insurance company or companies licensed in the State of New York, as may be approved by Lender, together with the co-insurers and re-insurers of the foregoing title insurance company(ies).

                  TITLE POLICY:  The meaning set forth in Section 6.1(c)(iii).

                  TOTAL LIABILITIES: The "Total Liabilities" set forth in the 10-K and 10-Q reports for Starwood Lodging Trust and Starwood Lodging Corporation as of the date of such report.

                  TRANSFER:  The meaning set forth in Section 9.2.

                  TREASURY RATE: The interest rate per annum as of the date hereof for United States Government Treasury Securities selected by Lender with a five (5) year term as calculated by reference to the yield quoted in the Federal Reserve Weekly Release H15 (or its successor or replacement publication if said Weekly Release H15 is no longer issued or published at such time).

                  VALUATION DATE: The first day of each calendar quarter commencing with the first day of the first calendar quarter following the closing date of the Loan, or, if such date is not a day on which trading occurs on the NYSE ("a Trading Day"), the next succeeding Trading Day.

                  VALUE: With respect to shares of Starwood Lodging Trust, which are comprised of a one-for-one pairing of the shares of beneficial interest of the Starwood Lodging Trust and the shares of common stock of the Starwood Lodging Corporation and currently traded on the New York Stock Exchange ("NYSE") under the symbol HOT (collectively, the "REIT Stock"), the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be determined as follows: (i) if the REIT Stock is listed or admitted to trading on the NYSE, any national securities exchange or the Nasdaq Stock Market ("Nasdaq"), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Stock is not listed or admitted to trading on the NYSE, any national securities exchange or the Nasdaq, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Lender; or
(iii) if the REIT Stock is not listed or admitted to trading on the NYSE, any national securities exchange or the Nasdaq and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Lender, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five (5) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the five (5) days prior to the date in question, the Value of the REIT Stock shall be determined by the Lender acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

USE OF DEFINED TERMS

                  2.2 Defined terms may be used in the singular or the plural. When used in the singular preceded by "a", "an", or "any", such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class.

USE OF RECITAL, ARTICLE, SECTION AND EXHIBIT REFERENCES

                  2.3 The use herein of references to Recitals, Articles, Sections and Exhibits shall refer to the referenced Recital, Article or Section in, or Exhibit annexed to, this Agreement.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF BORROWER

                  3.1 To induce Lender to execute and deliver this Agreement and to perform the obligations of Lender hereunder, Borrower hereby represents and warrants to Lender as follows:

                           (a) Borrower has good, transferable and insurable fee
simple title to the Real Estate, subject only to the Permitted Exceptions.

                           (b) Borrower is a limited liability company duly and
validly formed and validly existing under the laws of the State of New York. Borrower has full power and authority to execute, deliver and perform the obligations and carry out the duties imposed upon Borrower by this Agreement and the other Loan Documents to which it is a party. Borrower has taken all necessary internal actions, and obtained all internal approvals and consents, necessary or appropriate to carry out Borrower's obligations and duties in connection with the Loan.

                           (c) (i) Starwood Lodging Trust is a trust duly and
validly formed and validly existing under the laws of the state of its formation. Starwood Lodging Trust has full power and authority to execute, deliver and perform the obligations and carry out the duties imposed upon it by this Agreement and the other Loan Documents to which it is a party. Starwood Lodging Trust has taken all necessary internal actions, and obtained all internal approvals and consents, necessary or appropriate to carry out its obligations and duties in connection with the Loan.

                               (ii) SLT Realty Limited Partnership is a limited
partnership duly and validly formed and validly existing under the laws of the state of its formation. SLT Realty Limited Partnership has full power and authority to execute, deliver and perform the obligations and carry out the duties imposed upon it by this Agreement and the other Loan Documents to which it is a party. SLT Realty Limited Partnership has taken all necessary internal actions, and obtained all internal approvals and consents, necessary or appropriate to carry out its obligations and duties in connection with the Loan.

                               (iii) Starwood Lodging Corporation is a
corporation duly and validly formed and validly existing under the laws of the state of its formation. Starwood Lodging Corporation has full power and authority to execute, deliver and perform the obligations and carry out the duties imposed upon it by this Agreement and the other Loan Documents to which it is a party. Starwood Lodging Corporation has taken all necessary internal actions, and obtained all internal approvals and consents, necessary or appropriate to carry out its obligations and duties in connection with the Loan.

                           (d) All of the Loan Documents executed by Borrower
and/or any Guarantor, as the case may be, have been duly and properly executed and delivered by such parties.

                           (e) This Agreement, the Note, the Mortgage, the
Guaranty, the Environmental Indemnity, Pledge Agreement and all of the other Loan Documents each constitutes legal, valid and binding obligations of Borrower and/or the Guarantors, as the case may be, and each of the Loan Documents and the security interests granted therein, if applicable, are enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and limitations imposed by general principles of equity.

                           (f) When duly recorded or filed in the appropriate
public records, the Mortgage and the Uniform Commercial Code financing statements delivered to Lender pursuant to Section 4.2 shall each create in favor of Lender a valid and perfected first priority lien upon the property purportedly subject thereto and, other than the filing of continuation statements under the Uniform Commercial Code, no further action will be required to perfect and maintain such lien. When executed, delivered and filed, as applicable, the Pledge Agreement and UCC-1 Financing Statements relating thereto shall create in favor of Lender a valid and perfected first priority lien upon the property purportedly subject thereto and no further action will be required to perfect and maintain such lien.

                           (g) No provision of any mortgage, indenture,
agreement, contract or other instrument to which Borrower or any Guarantor is a party requires the consent or authorization of any other person, firm or corporation as a condition precedent to the consummation of the transactions contemplated herein or in any of the other Loan Documents.

                           (h) No approval of, or consent from, any Governmental
Authority is required in connection with the execution, delivery and performance by Borrower and/or any Guarantor, as the case may be, of this Agreement or any of the other Loan Documents or in connection with the performance or consummation by Borrower and/or any Guarantor of any of the transactions contemplated hereby or thereby, or if required, such approval or consent has been obtained.

                           (i) The execution, delivery and performance of the
Loan Documents, the granting of the security interests therein and compliance with the provisions of this Agreement and the other Loan Documents, (i) have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) either (A) a breach or default under any organizational document of Borrower, any indenture, mortgage, deed of trust, franchise, permit, license, note or any other agreement or instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of their respective properties (including the Project) may be bound or affected, or (B) a violation of any Law, court order, writ, injunction or other decree which may affect Borrower, any Guarantor or the Project, any part thereof, any interest therein, or the use thereof, and (ii) will not result in a lien against any property or assets of Borrower (other than liens in favor of Lender pursuant to the Loan Documents) or any Guarantor.

                           (j) Except for lawsuits that are fully covered by
insurance (and as to which such coverage has not been denied by the applicable insurance carrier), there are no actions, suits or proceedings pending, or threatened in writing which Borrower or any Affiliate of Borrower has received, involving the Project or against Borrower or any Guarantor that: (i) could or might materially and adversely affect the Project, or any portion thereof in the event such suit was decided in a manner adverse to the interests of Borrower or any Guarantor; (ii) might affect the validity or priority of the lien of the Mortgage or the security interests created by the other Loan Documents; (iii) might affect the ability of Borrower or any Guarantor to perform its respective obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents; (iv) could materially and adversely affect the operations or financial condition of Borrower or (v) could or might cause any of the Guarantors to fail any of their financial covenants set forth herein or in Paragraph 2 of the Guaranty, if finally adjudicated against any of the Guarantors.

                           (k) There are no pending, or threatened in writing,
actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning of the Project or any part thereof, or any building or other permits heretofore issued with respect thereto, or asserting that such zoning or permits do not permit the continued use of any of the Building and the Project as presently used.

                           (l) The copy of the articles of organization of
Borrower furnished to Lender is a true, correct and complete copy thereof.

                           (m) (i) No condemnation of any portion of the
Project, (ii) no condemnation or relocation of any roadways abutting the Project, (iii) no proceeding to deny access to the Project and (iv) no proceeding which could adversely affect the operation of the Project, has, to Borrower's knowledge, commenced or is threatened in writing. No casualty affecting all or any portion of the Project has occurred which has not been fully repaired.

                           (n) All financial statements furnished to Lender by
Borrower or any Guarantor are true, correct and complete in all material respects as of the dates noted thereon, and all other information previously furnished to Lender by Borrower or any Guarantor in connection with the transactions contemplated by the Loan Documents is true, correct and complete in all material respects and does not fail to state any material fact necessary to make the statements made not misleading. Neither Borrower nor any Guarantor has any liability, contingent or otherwise which can be determined with specificity, not disclosed in such financial statements or such other information which would materially and adversely affect Borrower's or such Guarantor's ability to perform or discharge its respective obligations under the Loan Documents.

                           (o) Intentionally Deleted.

                           (p) To Borrower's knowledge, Borrower is in
compliance with, and the use of the Project for its existing and intended uses and related uses is in compliance with and does not, other than as specifically identified in the violations searches (the "Violations Searches") prepared in connection with the Loan Opening, the Certificate, the title report, the Title Policy, the Environmental Survey and/or the Engineering Reports, violate (i) any Laws of any kind whatsoever (including the ADA, all other zoning and building Laws (other than as set forth in Section 8.1(u) hereof) and environmental protection Laws), or (ii) any building permits or other approvals, restrictions of record, or any agreement affecting the Project or any part thereof. To Borrower's knowledge, except as set forth in the Title Policy and except for the garage, neither the zoning nor any other right to use the Project is to any extent dependent upon or related to any real property other than the Project. Without limiting the generality of the foregoing, to Borrower's knowledge, all material consents, licenses and permits and all other authorizations or approvals, including all permits issued by all applicable municipal and other governmental authorities concerning the operation, use and occupancy of the Project (collectively, "GOVERNMENTAL APPROVALS"), required as of the date hereof to operate the Project as the Project is now operated have been obtained (other than as set forth in Section 8.1(u) hereof), have been fully paid for, are in full force and effect and are in the form attached as Exhibit E, and all conditions thereto have been satisfied in all material respects; and all Laws of the State where the Project is located or any subdivision thereof relating to the operation of the Project have been complied with in all material respects.

                           (q) To Borrower's knowledge, the Project, as the
Project is now operated, has adequate water, gas and electrical supply, storm and sanitary sewerage facilities.

                           (r) Borrower has dealt with no broker in connection
with this Loan transaction and no brokerage fees or commissions are payable by or to any person in connection with any of the Loan Documents or the transactions contemplated thereby. Subject to the provisions of Section 12.6(f), Lender shall not be responsible for the payment of any fees or commissions, and Borrower shall pay, any brokerage fees or commissions due to any broker claiming to have dealt with Borrower in connection with the Loan and shall indemnify, defend and hold Lender harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Lender as a result of claims made or actions instituted by any broker or any person claiming to have dealt with Borrower in connection with the Loan. No written brokerage agreement exists between Borrower or any Guarantor and any leasing broker with respect to the Project.

                           (s) No structural alterations have been made to the
Project since the date of the survey delivered pursuant to Section 6.1(c)(iv) which would render such survey materially inaccurate.

                           (t) Each of the Court Premises and the Tuscany
Premises is taxed separately without regard to any other property and for all purposes the Project may be mortgaged and conveyed as two separate and independent parcels and tax lots. To the best of Borrower's knowledge, Borrower has paid all partnership, corporate, or limited liability company (as applicable) or other taxes and assessments charged by the State of New York and all taxes and assessments affecting the Project or otherwise payable by Borrower which are due and payable on or before the date hereof.

                           (u) Borrower is not in the business of extending
credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and none of the proceeds of the Loan will be used for the purpose of purchasing or carrying any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

                           (v) The Loan and the execution and performance of the
Loan Documents do not constitute a Prohibited Transaction; Borrower does not have an Employee Benefit Plan; and the assets of Borrower do not constitute "plan assets" within the meaning of 29 C.F.R. Sec. 2510.3-101.

                           (w) Borrower and all Guarantors are in material
compliance with the provisions of ERISA.

                           (x) None of Borrower, any Guarantor (in connection
with the Project) or the Project is in violation of any environmental Law, except as expressly disclosed in the Environmental Survey, the Title Policy, the Violation Search, the Certificate or the Engineering Reports; except as aforesaid, none of Borrower nor any Guarantor has received any written notice of any such violation or claimed violation concerning the Project, and Borrower is not aware of any circumstances which could give rise to the issuance of any such notice. There are no pending civil (including actions by private parties), criminal or administrative actions, suits or proceedings affecting Borrower, any Guarantor (in connection with the Project) or the Project relating to environmental matters ("ENVIRONMENTAL PROCEEDINGS"), and Borrower has no knowledge of any threatened in writing Environmental Proceedings or any circumstances which could give rise to any future Environmental Proceedings. Except for Routine Uses (all of which are maintained in compliance with Law), neither Borrower nor any Guarantor has ever caused or permitted any Hazardous Material to be Handled over, on, under or at the Project, or any part thereof, or any other property adjacent thereto, or any other property owned by Borrower, or used the Project or any such other property permanently or temporarily as a dump site or storage site for any Hazardous Material. To Borrower's knowledge, except for Routine Uses (all of which are maintained in compliance with Law), no other person has ever caused or permitted any Hazardous Material to be Handled on, under, adjacent to or at the Project, or any part thereof, or used the Project or any such other property permanently or temporarily as a dump site or storage site for any Hazardous Material. To Borrower's knowledge, except as set forth in the Environmental Survey, the Project and all parts thereof are free of all Hazardous Material, except for Routine Uses, all of which are maintained in compliance with Law. The representations and warranties contained in this
Section 3.1(x) shall survive until such time as all related claims which may be brought against Lender shall be time-barred by any applicable statute of limitations, notwithstanding the payment in full and the performance of all obligations of Borrower and any Guarantor under the Loan Documents or a foreclosure of the Project or deed-in-lieu thereof.

                           (y) All statements set forth in the Recitals are true
and correct.

                           (z) Borrower is not a "foreign person" within the
meaning of Section 1445 or 7701 of the Internal Revenue Code.

                           (aa) Other than the tradenames -- "Doral Court" and
"Doral Tuscany", Borrower uses no trade name and has not done and does not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is as stated on page 1 hereof.

                           (ab) Borrower is, and at all times during the term of
the Loan shall remain, a single purpose entity whose sole purpose is to own and operate the Project.

                           (ac) Borrower is not a "Public Utility Holding
Company" as defined in The Public Utility Holding Company Act of 1935, as amended.

                           (ad) Property Manager manages the Project pursuant to
that certain management agreement, dated as of the date hereof (the "MANAGEMENT AGREEMENT"), between Property Manager and Emstar Operating LLC, and as of the date hereof there are no material defaults by Borrower, or to Borrower's knowledge, by Property Manager under the Management Agreement. Except as set forth on the Certificate, there are no other management, employment or consulting agreements relating to Borrower or the Project. Except as set forth on the Certificate, no collective bargaining agreements or labor agreements cover any employees of Borrower.

                           (ae) Borrower is the owner of all personal property,
machinery and equipment located at the Project (other than the Tenant Improvements), all of which is free and clear of all chattel mortgages, conditional vendor's liens and other liens, encumbrances and security interests, other than as set forth on the Certificate.

                           (af) Other than as specifically identified as such in
the Violation Search and the Certificate, no notices of any claimed violations of Laws arising from the operation, use or occupancy of the Project which have not been cured have been served upon Borrower or any of its agents or representatives. To Borrower's knowledge, none of Borrower, any Guarantor (in connection with the Project) or the Project is involved in any investigation by or before any Governmental Authority, nor to Borrower's knowledge has any such investigation been threatened in writing.

                           (ag) Borrower has not taken any of the actions
described in Section 10.1(i) of this Agreement or been the subject of any of the involuntary actions described in Sections 10.1(g) and 10.1(i) of this Agreement.

                           (ah) The information provided by Borrower to Lender
in connection herewith concerning the Project, Borrower, any Guarantor and any Lease does not include an untrue statement of a material fact or omit to state any material fact or any other fact which is necessary to make the statements contained therein (in the light of the circumstances under which they were made) not misleading.

                           (ai) Borrower does not provide any building services
to tenants from which income other than rent or hotel room charges is generated or derived other than services related to the operation of the Project.

                           (aj) Since the date of the last financial statements
of Borrower, Guarantor and the Project which have been delivered to Lender, there has been no change in the financial condition of Borrower, any Guarantor or the Project, respectively, that would (with the passage of time or the giving of notice, or both) constitute an Event of Default under the provisions of Sections 10.1(i), 10.1(q), 10.1(r) and/or 10.1(s).

SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  3.2 Borrower agrees that all of its representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents will be true at the Loan Opening Date.

                                    ARTICLE 4
                           TERMS OF LOAN AND DOCUMENTS

AGREEMENT TO BORROW AND LEND

                  4.1 Subject to all of the terms, provisions and conditions set forth in this Agreement and the other Loan Documents, Lender agrees to make and Borrower agrees to accept the Loan. The principal amount of the Loan disbursed to Borrower shall be TWENTY-SEVEN MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND xx/100 ($27,375,000.00) DOLLARS.

LOAN DOCUMENTS

                  4.2 In consideration of Lender's entry into this Agreement and Lender's agreement to make the Loan, Borrower shall, in sufficient time for review by Lender and its counsel prior to the Loan Opening Date, execute and deliver, or cause to be executed and delivered, to Lender the following documents and instruments in form and substance acceptable to Lender and its counsel:

                           (a) The Note;

                           (b) The Mortgage;

                           (c) A security agreement granting Lender a first
priority security interest in all fixtures, furniture, furnishings and equipment and any other personal property (tangible and intangible) now or hereafter owned by Borrower and located in, or used in connection with the operation of, the Project, which security agreement may be combined with the Mortgage;

                           (d) Such Uniform Commercial Code financing statements
as Lender's counsel determines are necessary or advisable to perfect, or notify third parties of, the security interests intended to be created by the Loan Documents;

                           (e) To the extent assignable, a collateral assignment
to Lender of all of Borrower's right, title and interest in, to and under all building permits, governmental permits, licenses and authorizations issued from time to time in connection with the operation of the Project;

                           (f) A collateral assignment to Lender of all of
Borrower's right, title and interest in, to and under (i) all management, maintenance, service, supply or other agreements relating to the use and operation of the Project and all warranties and guaranties issued in connection therewith and (ii) all brokerage or leasing agreements relating to the Project;

                           (g) A collateral assignment to Lender of all of
Borrower's right, title and interest in, to and under (i) all plans and specifications pertaining to the Project and (ii) any and all tests, studies, surveys, audits, results and reports performed or prepared in connection with the Project, if required by Lender;

                           (h) An assignment to Lender of all rents and all
Leases, licenses, concessions and other similar contracts and agreements relating to or connected with the use and/or operation of the Project now or hereafter entered into, including, without limitation, all rents, issues, revenues, proceeds and profits from the Project or any of the foregoing;

                           (i) [Intentionally Deleted]

                           (j) That certain Guaranty of Payment (the "GUARANTY")
dated as of the date hereof from Guarantors to Lender;

                           (k) Hazardous Material Indemnification Agreement from
Borrower to and for the benefit of Lender (the "ENVIRONMENTAL INDEMNITY") with respect to environmental representations, warranties and covenants;

                           (l) A subordination agreement between Property
Manager and Lender, pursuant to which Property Manager shall agree that upon the occurrence of an Event of Default and the acceleration of the Loan, the rights of Property Manager to receive the Management Fee shall in all respects be subject and subordinate to Lender's rights to receive payment in full of all of Borrower's obligations under the Loan Documents;

                           (m) Estoppel certificates from each existing
commercial and retail tenant of the Project to the extent required by Lender (collectively, the "ESTOPPEL CERTIFICATES").

                           (n) A general release from the Company to Lender
releasing Lender from all liabilities which may have accrued as of the Loan Opening Date including, without limitation, any lender liability claims; and


                           (o) Such other papers, documents and instruments as
may be required by this Agreement or as Lender may reasonably require.

                  Notwithstanding anything contained herein to the contrary, Lender acknowledges and agrees that all the requirements of this Section 4.2 have been satisfied in full or waived by Lender as of the Loan Opening Date.

TERM OF THE LOAN

                  4.3 Without limiting the provisions of the Note, the unpaid principal balance, together with any accrued and unpaid interest and all other sums then due and payable under the Note and under the other Loan Documents, if not sooner paid, whether by reason of acceleration or otherwise, shall be paid in full on September 18, 2001 (the "STANDING MATURITY DATE"), unless the entire outstanding principal balance of the Note, together with all accrued but unpaid interest thereon, and all other sums which then may be payable under the Note becomes due and payable or are paid by Borrower on an earlier date due to acceleration of the Note or prepayment thereof (the "ACCELERATED MATURITY DATE"). As used herein the term "MATURITY DATE" shall mean the date that is the first to occur of (i) the Standing Maturity Date; or (ii) the Accelerated Maturity Date.

PREPAYMENTS

                  4.4 Borrower shall have the right to make prepayments of the Loan in accordance with the terms of the Note.

DUE ON SALE

                  4.5 The unpaid principal balance, all accrued and unpaid interest and all other sums due and payable under the Note, including any prepayment fees, and the other Loan Documents, if not sooner paid, shall be paid in full upon, except as expressly permitted under Sections 4.6, 9.2 or 9.3, a Transfer by Borrower or the Guarantors of (i) all or any portion of the Project,
(ii) all or any portion of the Borrower's right, title and interest in and to the Project or (iii) any interest in Borrower or any interest in any entity which holds an interest in, or directly or indirectly controls, Borrower.

PARTIAL SALE OF PREMISES

                  4.6 Notwithstanding anything to the contrary in this Article 4, Borrower, subject to the satisfaction of the conditions set forth in Section
4.7 below shall have the right, with the payment by Borrower to Lender of the applicable prepayment premiums, to sell either, but not both, the Court Premises or the Tuscany Premises provided that (i) following the proposed sale of one of the properties (i.e., either the Court Premises or Tuscany Premises) the remaining balance of the Loan shall not exceed seventy-five (75%) of the value of the remaining property which is subject to the Loan, as determined by a then current appraisal and (ii) ninety-five percent (95%) of the gross sales proceeds are utilized to pay down the principal portion of the Loan.

CONDITIONS TO PARTIAL SALE OF PREMISES

                  4.7 Subject to the conditions set forth in Section 4.6 above, and further subject to the satisfaction of each of the conditions set forth below, Lender shall release a portion of the lien of the Mortgage encumbering either the Court Premises or the Tuscany Premises (such premises which may be released, the "Released Premises", such premises which remain subject to the Mortgage after the Released Premises have been released, the "Remaining Premises").

                  As a condition precedent to Lender's obligation to release a Released Premises each of the following conditions shall be satisfied:

                  (a) No Event of Default or event which with the passage of time or notice or both would constitute an Event of Default, shall be existing under this Agreement, the Note, the Mortgage, or any other Loan Document;

                  (b) All instruments and documents to be executed and delivered, other than purchase or option agreements, in connection with any release shall be in form and substance reasonably satisfactory to Lender and its counsel;

                  (c) All costs and expenses incurred by Lender in connection with any release, including, but not limited to, reasonable attorneys' fees and disbursements, recording fees and title charges and premiums, shall be paid by Borrower;

                  (d) The Remaining Premises shall have been properly designated and established as a separate tax lot or lots by the pertinent taxing authority in which such parcel or parcels are located, distinct from the Released Premises to insure, among other things, that the ability of Lender to foreclose the Mortgage attributable to the Remaining Premises and sell the Remaining Premises shall not be hindered or compromised in any manner whatsoever as a result of any such release;

                  (e) Borrower shall provide Lender with such title insurance endorsements or new title policies affirmatively assuring that the release of the Released Premises shall not impair the lien or affect the priority of the Mortgage, as Lender may reasonably require in connection with the making of any such release;

                  (f) The Remaining Premises shall continue to be subject to the lien of the Mortgage; and

                  (g) The Remaining Premises shall be able to meet the Debt Service Coverage, as determined by Lender, immediately following the release of the Released Premises based on the portion of the Debt which will remain owing to Lender after the Released Premises are released.


SEVERANCE AND PARTIAL RELEASE OF MORTGAGE

                  4.8 Provided the conditions set forth in Sections 4.6 and 4.7 above have been fully satisfied, Lender shall execute severance and release documents required to release the Released Premises provided any such severance arrangement is then permitted by Law and provided further that Lender shall not be required to execute any affidavits in connection with any such severance.

                                    ARTICLE 5
                           LOAN EXPENSES AND ADVANCES;
                          SECURITY OF MORTGAGE FOR SAME

LOAN ORIGINATION EXPENSES

                  5.1 Borrower agrees to pay all third party expenses of the Loan incurred by Lender, including all amounts payable pursuant to Sections 5.2 and 5.3 below, and also including all recording charges, title insurance charges, costs of surveys, costs of appraisals, costs for certified copies of instruments, all reasonable fees, expenses and charges of appraisal, construction, architectural, engineering, environmental, insurance and other consultants, all brokerage fees and commissions, and all reasonable fees and expenses (including word processing and photocopying expenses) of Lender's attorneys, in connection with or arising out of the making of the Loan and the Loan Opening.

LENDER'S LOAN FEE

                  5.2 Borrower agrees to pay, in consideration of Lender's entry into this Agreement, a loan fee (the "LOAN FEE") of $410,625 (which fee is equal to 1.5% of the original principal amount of the Loan). The Loan Fee shall be paid to Lender on or before the Loan Opening Date.

EXPENSES AND ADVANCES SECURED BY LOAN DOCUMENTS

                  5.3 All expenses, fees, advances or payments made by Lender under this Agreement or any of the other Loan Documents occurring after the date hereof, including, without limitation, those made in connection with (i) a Default or an Event of Default or (ii) any request of Borrower or any Guarantor or indemnitor to Lender in connection with the Loan or the Project (including any request that Lender prepare additional documents or review additional documents), all of which Borrower hereby agrees to pay, and all amounts expended by Lender pursuant to Section 11.1(b)(i) or for Lender's various consultants' fees and attorneys' fees and expenses, if any, and all other Loan expenses shall, as and when advanced or incurred by Lender, constitute additional indebtedness secured by the Mortgage and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein; provided, however, that Borrower shall not be obligated to reimburse any of Lender's expenses in excess of $10,000 in any given year, unless such expenses are incurred in connection with an Event of Default. If Lender utilizes attorneys following a Default, but prior to an Event of Default, Borrower shall not be obligated to reimburse Lender for such legal fees unless it is determined that Borrower was in Default under this Agreement or any of the other Loan Documents.

                                    ARTICLE 6
                             REQUIREMENTS PRECEDENT
                           TO THE OPENING OF THE LOAN

                  6.1 Borrower shall perform and satisfy all of the following conditions precedent on or before the Loan Opening Date, and Borrower agrees that Lender's obligation to disburse the Loan is conditioned upon Borrower's performance or satisfaction of all such conditions precedent:

                           (a) No Default or Event of Default by Borrower or any
Guarantor shall exist under this Agreement or any of the other Loan Documents.

                           (b) Borrower shall have executed and delivered or
caused to be executed and delivered to Lender all of the Loan Documents as required by, and in accordance with, Section 4.2, duly and properly executed by the respective parties thereto, and Borrower shall have paid all amounts required to be paid by Borrower on or before the Loan Opening Date pursuant to
Article 5.

                           (c) Borrower shall have furnished to Lender the
following, in sufficient time for review by Lender and its counsel prior to the Loan Opening Date, all of which shall be in form and substance reasonably satisfactory to Lender and its counsel:

                                  (i) A certified copy of the Articles of
Organization of Borrower issued by the office of the Secretary of State of New York and any amendments thereto.

                                  (ii) The Assignment and Assumption Agreement.

                                  (iii) A mortgagee policy of title insurance
(the "TITLE POLICY") satisfactory in form and substance to Lender.

                                  (iv) A survey for each of the Court Premises
and the Tuscany Premises satisfactory in form and substance to Lender.

                                  (v) Opinions from counsel to Borrower and the
Guarantors satisfactory to Lender, which Borrower and the Guarantors hereby direct their respective attorneys to deliver to Lender.

                                  (vi) The current Rent Roll for the Project in
form and substance reasonably satisfactory to Lender. The Rent Roll shall indicate (A) gross monthly rent collections from the Project, (B) the approximate square footage of retail space that is currently occupied, (C) the number of rooms leased for more than a thirty (30) day period, and (D) the names of any residential tenants (other than Itinerant Hotel Guests). The Rent Roll shall be certified by Borrower's managing member as being true, correct and complete as of the date of closing.

                                  (vii) A copy of any written management
agreement (including, but not limited to, the Management Agreement) and any brokerage agreement relating to the Project, together with a statement as to any commissions payable upon the happening of certain stated events, all of which shall be approved by Lender.

                                  (viii) All existing environmental reports
relating to the Project that are in the possession of Borrower, any Guarantor or any Affiliate, agent or consultant of Borrower or any Guarantor (the "ENVIRONMENTAL REPORTS") including, without limitation, the Environmental Survey, certified to Lender.

                                  (ix) The Engineering Reports, certified to
Lender.

                                  (x) Evidence satisfactory to Lender that the
Project and the use thereof are in compliance with all applicable zoning and building codes, environmental Laws, wetlands protection Laws and any other Laws of any applicable Governmental Authority (including the ADA and any requirements for parking), including all requirements and conditions set forth in all permits, licenses and other approvals which have been obtained or are required to be obtained from Governmental Authorities for the operation, use or occupancy of the Project, and that all approvals, permits, licenses and certificates required to be obtained from any Governmental Authority or other third party for the operation, use or occupancy of the Project have been so obtained, have been paid for and are valid and in full force and effect. Such evidence may include information shown on the survey, endorsements to the Title Policy and photocopies, in duplicate, of building permits and any special permits, licenses or certificates (including certificates of occupancy) issued by any Governmental Authority, including the municipality in which the Project is located, which are required in connection with the operation of the Project.

                                  (xi) Current tax lien, bankruptcy, judgment
and Environmental Control Board lien searches against Borrower and all Guarantors. Current searches of all Uniform Commercial Code financing statements filed with such offices as Lender's counsel designates, with respect to Borrower and each Guarantor, respectively, as debtor, which searches shall show that no Uniform Commercial Code financing statements are filed or recorded against any of Borrower or any Guarantor in which the collateral is described as personal property or fixtures constituting a part of, or used in connection with, the Project other than equipment leases.

                                  (xii) An Appraisal Institute certified
appraisal of the Project (the "APPRAISAL") performed for and certified to Lender by the Appraiser, in conformity with the requirements of FIRREA and on a basis and using a methodology satisfactory to Lender, and disclosing an appraised value of the Project reflecting a value satisfactory to Lender in its sole discretion. All fees related to the preparation of the Appraisal shall be paid by Borrower.

                                  (xiii) (A) Copies of financial statements of
the Company, Hotel Tuscany LP and each of the Guarantors in form and substance satisfactory to Lender.

                                  (xiv) To the extent available, a complete set
of "as-built" plans and specifications of each of the Buildings comprising the Project (collectively, the "PLANS AND SPECIFICATIONS"), certified as being true, complete and correct by Borrower.

                                  (xv) With respect to the assignments described
in Section 4.2(e), Section 4.2(f), Section 4.2(g) and Section 4.2(i), Borrower shall have delivered to Lender advance consents to such assignments from such third parties as shall be required in order to deliver such assignments and as Lender may reasonably require.

                                  (xvi) Borrower shall have furnished Lender
with a certification of Borrower or other evidence satisfactory to Lender that:

                                      (A) there has been no change in the
financial condition of Borrower or any of the Guarantors or the Project that would constitute an Event of Default under the provisions of Sections 10.1(i), 10.1(q), 10.1(r) and/or 10.1(s);

                                      (B) All Leases are subordinate to the
Loan, all Leases are in full force and effect and there are no set-offs, defenses, counterclaims or written disputes with respect to any Leases.

                                  (xvii) Evidence satisfactory to Lender that no
bankruptcy petitions have been filed against or by any of the tenants or by or against Borrower, or by or against any Guarantor.

                                  (xviii) A copy of all Leases, which Leases are
acceptable to Lender in its sole discretion.

                                  (xix) An agreement between Lender and any
lessee under any Lease pursuant to which such lessee agrees to subordinate its interest in the Court Premises or the Tuscany Premises, as the case may be, to Lender's interest in the Premises.

                                  (xx) Such other evidence, documents and
instruments as may be required under this Agreement or as Lender may reasonably require.

         Notwithstanding anything contained herein to the contrary, Lender acknowledges and agrees that other than in connection with any matters which Borrower or any Guarantor has undertaken to perform after the Loan Opening Date in a writing delivered at the closing, all the requirements set forth in this
Section 6.1 have either been satisfied in full or waived by Lender as of the Loan Opening Date.

                                    ARTICLE 7
                LENDER'S OBLIGATION TO DISBURSE PROCEEDS OF LOAN

LOAN OPENING

                  7.1 In that Borrower has complied with and satisfied all conditions precedent to the Loan Opening, Lender has acquired the Tuscany Loan as of the date hereof.

                                    ARTICLE 8
                              BORROWER'S AGREEMENTS

                  8.1 Borrower further covenants and agrees to and with Lender as follows:

COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES

                           (a) At all times after the Loan Opening Date,
Borrower will, in all material respects, comply with, and will, in all material respects, cause the Project to be in compliance with, all applicable Laws and requirements of Governmental Authorities, including all requirements and conditions set forth in all permits, licenses and other approvals which have been obtained or are required to be obtained from Governmental Authorities for the operation, use or occupancy of the Project as it is then being operated, used or occupied.

INSPECTION BY LENDER

                           (b) Borrower will cooperate, and will use reasonable
efforts to cause all tenants and any managing agent or Property Manager to cooperate, with Lender in arranging for inspections from time to time, of the Project by Lender and its agents and representatives at any time during normal business hours following reasonable notice, except in the case of an emergency when no notice shall be required.

MECHANICS' LIENS AND CONTEST THEREOF

                           (c) Borrower will not suffer or permit any mechanics'
lien or claim to be filed or otherwise asserted against the Project other than work performed by non-Affiliated tenants without Borrower's consent, and will promptly discharge the same, or cause the same to be discharged, by payment, bonding or otherwise within thirty (30) days after the institution of foreclosure proceedings based on any such liens.

SETTLEMENT OF MECHANICS' LIEN CLAIMS

                           (d) If Borrower shall fail, after any applicable
notice or cure period, to discharge any mechanics' lien or claim filed or otherwise asserted against the Project (other than work performed by non-Affiliated tenants) or cause the same to be discharged by payment, bonding or otherwise in accordance with the Loan Documents after the institution of foreclosure proceedings based on any such liens, Lender may, at its election (but shall not be obligated to), (i) procure the release and discharge of any such lien or claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and
(ii) effect any settlement or compromise of the same, and any amounts expended by Lender in connection therewith, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute additional indebtedness evidenced by the Note (even if the total amount of such indebtedness would then exceed the face amount of the Note), payable on demand and secured by the Mortgage and other Loan Documents. Notwithstanding anything contained herein to the contrary, Lender agrees not to exercise its rights to cure such liens so long as within thirty (30) days of notice from Lender to Borrower, Borrower bonds over such mechanics' lien and has the mechanics lien released against the Real Estate.

RENEWAL OF INSURANCE

                           (e) Intentionally Deleted

PAYMENT OF TAXES

                           (f) Subject to the provisions of Section 5 of the
Mortgage, Borrower shall pay, or cause to be paid, with respect to Borrower and the Project, all general and special taxes, real estate taxes, assessments and charges, sales and excise taxes, any tax that is due or becomes due in respect of the issuance of the Note or the recording of the Mortgage (other than taxes based on Lender's income, franchise, revenue and other similar taxes), and any other taxes that affect the Project or the ability of Borrower or any Guarantor to discharge its respective obligations under the Loan Documents until such time as Lender reasonably believes that title is materially impaired by, and Borrower is in danger of losing the Project due to, same, and shall, upon request, furnish to Lender copies of the receipts therefor; provided, however, that after prior notice to Lender in the case of any material item, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes (as such term is defined in the Mortgage), provided that (i) no Event of Default exists under this Agreement, the Note, the Mortgage or any other document entered into in connection herewith or therewith, (ii) Borrower shall have either paid all amounts claimed to be due "under protest" or such proceeding shall suspend the collection of the Taxes from Borrower and from the Mortgaged Property (as such term is defined in the Mortgage), (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Mortgaged Property is subject and shall not constitute a default thereunder, and (iv) neither the Mortgaged Property nor any part thereof or interest therein will in the reasonable opinion of Lender be in danger of being sold, forfeited, terminated, cancelled or lost. If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender, shall thereafter fail to prosecute such contest in good faith and with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be obligated to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender, except amounts deposited by Borrower with Lender as security in accordance herewith, shall be payable on demand and secured by the Mortgage and the other Loan Documents.

PERSONAL PROPERTY

                           (g) (i) All of Borrower's personal property (which
shall not be deemed to include the Tenant Improvements), fixtures, furnishings, furniture, attachments and equipment located on or used in connection with the Project, shall always be located at the Project and shall also be kept free and clear of all chattel mortgages, conditional vendor's liens and all other liens, encumbrances and security interests of any kind whatever (other than liens granted in favor of Lender under the Loan Documents), (ii) Borrower will be the owner of said personal property, fixtures, attachments and equipment and (iii) Borrower shall, from time to time upon reasonable demand by Lender, furnish Lender with evidence of such ownership reasonably satisfactory to Lender, including searches of applicable public records. Notwithstanding anything to the contrary in this subsection, Borrower shall have the right to sell or dispose of any such property in the ordinary course of its business and may enter into equipment leases and installment contracts, but Lender shall have no obligation to enter into a non-disturbance agreement for any such equipment lease or installment contract.

PROCEEDINGS TO ENJOIN OR PREVENT OPERATION OF THE PROJECT

                           (h) If any action, suit or proceeding is filed or
otherwise commenced seeking to enjoin or otherwise prevent or declare unlawful the operation, use or occupancy of the Project or any portion thereof as it is presently used, or if any other action, suit or proceeding of the nature described in Section 3.1(j) above, is filed or otherwise commenced, Borrower shall give immediate notice thereof to Lender, and, at its sole expense (i) cause such proceedings to be diligently contested in good faith by appropriate proceedings and (ii) in the event of an adverse ruling or decision relating to the Project, prosecute all allowable appeals therefrom. Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered against the Project.

LENDER'S ATTORNEYS' FEES AND EXPENSES

                           (i) In case of any default under this Agreement or
any of the other Loan Documents, Borrower shall pay Lender's reasonable attorneys' fees and expenses as set forth in Section 5.3. In case of any Event of Default under this Agreement or any of the other Loan Documents, Borrower (in addition to Lender's reasonable attorneys' fees and expenses to be paid by Borrower under Section 5.3) shall pay all of Lender's reasonable attorneys' fees and expenses in connection with the enforcement of this Agreement and the other Loan Documents and with the collection of all amounts payable hereunder and thereunder. Notwithstanding anything to the contrary set forth herein, if Lender utilizes attorneys following a Default, but prior to an Event of Default, Borrower shall not be obligated to reimburse Lender for such legal fees unless it is determined that Borrower or any Guarantor was in Default under this Agreement or any of the other Loan Documents. In addition to, and without limiting the generality of the foregoing, if at any time hereafter prior to repayment of the Loan in full upon
(x) the occurrence of a Default or an Event of Default or (y) a request by Borrower, any Guarantor, or any guarantor or indemnitor to Lender, in either of the cases described in clauses (x) or (y), Lender employs counsel for advice or other representation (whether or not any suit has been, or shall thereafter be, filed and whether or not other legal proceedings have been, or shall thereafter be, instituted, whether or not Lender shall be a party thereto) with respect to the Loan, the Project or any part thereof, this Agreement or any of the other Loan Documents, or to protect, collect, lease, sell, take possession of, foreclose upon or liquidate any of the Project in accordance with the terms of the Loan Documents, or to attempt to enforce any security interest or lien in any of the Project in favor of Lender, or to enforce any rights of Lender or any of Borrower's obligations hereunder or under any of the other Loan Documents, or any obligations of any other person, firm or corporation (including any guarantor or indemnitor) which may be obligated to Lender by virtue of this Agreement or any other Loan Document heretofore or hereafter delivered to Lender by or for the benefit of Borrower, then, in any such event, all of the reasonable attorneys' fees and expenses arising from such services, and all reasonable third party expenses, costs and charges relating thereto, shall be paid by Borrower on demand and, if Borrower fails to pay such fees, costs and expenses, payment thereof by Lender shall be deemed to constitute additional indebtedness evidenced by the Note (even if the total amount of such indebtedness would then exceed the face amount of the Note), payable on demand and secured by the Mortgage and other Loan Documents.

LENDER'S ACTION FOR ITS OWN PROTECTION ONLY

                           (j) The authority herein conferred upon Lender, and
any action taken by Lender, to inspect the Project will be exercised and taken by Lender and by Lender's employees, agents and representatives for their own protection only and may not be relied upon by Borrower or any other party for any purposes whatever; and neither Lender nor Lender's employees, agents and representatives shall be deemed to have assumed any responsibility to Borrower or any other party with respect to any such action herein authorized or taken by Lender or Lender's employees, agents and representatives. Any review, investigation or inspection conducted by Lender, any architectural, engineering or other consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to the disbursement of Loan proceeds under this Agreement, Borrower's performance of any of the other covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower, or any other party required under this Agreement, or any other facts, information or reports furnished to Lender by Borrower or any other party.

FURNISHING INFORMATION

                           (k) (i) The Guarantors shall deliver to Lender
quarterly and annual financial statements for each of the Guarantors as soon as available and in no event later than (x) one hundred twenty (120) days after the close of each calendar year or (y) forty-five (45) days after the close of each quarter, as applicable. The Borrower shall deliver monthly operating statements setting forth profits and losses for the preceding month within forty-five (45) days of the close of each month. Borrower's quarterly and annual financial statements shall be prepared and maintained in accordance with the highest standards of reporting prepared by such entity. Borrowers' monthly operating statements shall be certified as true, complete and correct by a member of Borrower and a principal of each Guarantor. Such monthly statements must show actual sources and uses of cash during the preceding month. Guarantors shall deliver its 10-K and 10-Q filings, as applicable, in satisfaction of such quarterly and annual reporting requirements. Commencing with the end of the calendar quarter in which falls the date which is twenty-four (24) months after the closing, and at the end of each calendar quarter thereafter until the Loan is repaid in full, Borrower and each Guarantor shall deliver to Lender along with Borrower's monthly operating statements a calculation of the Debt Service Coverage in substantially the form attached hereto as Exhibit G, for the immediately preceding twelve month period certified as true and correct by a member of Borrower and each Guarantor (each a "DEBT SERVICE COVERAGE STATEMENT") and accompanied by back-up documentation in detail reasonably satisfactory to Lender to enable Lender to easily calculate the Debt Service Coverage for the twelve month period in question. In addition, if at any time during such calendar quarter rents equal to or in excess of Fifty Thousand Dollars ($50,000) are or have been sixty (60) days or more in arrears, a delinquency report specifying the amount overdue, the period of time so due and the tenants from whom such amounts are due, including a so-called "aging" of accounts receivable presented in a format reasonably satisfactory to Lender and (z) Net Operating Income statements (certified by a member of Borrower and each Guarantor to the best of their knowledge) showing all information necessary to calculate Net Operating Income for the Project for the preceding quarter and the actual calculations of the Net Operating Income for the preceding quarter. Within sixty
(60) days following the end of each calendar year, Borrower shall deliver to Lender a Rent Roll certified by Borrower as being true, correct and complete in all material respects. Each such Rent Roll provided to Lender shall disclose all leasing activity (other than to Itinerant Hotel Guests) and the current aggregate rentals for the Project, the name of each tenant, the rent payable and the Security Deposit, if any, paid by such tenant and the Lease expiration date. Each such Rent Roll shall be delivered together with a certified statement that, other than as set forth in the Rent Roll, and other than Itinerant Hotel Guests, there are no tenancy, occupancy rights, oral leases or other agreements concerning the use and occupancy of any portion of the Project, including such an agreement which would affect the rental rates. Additionally, Borrower will:

                                    (A) promptly supply Lender with such
information concerning its affairs and property relating to the operation of the Project as Lender may reasonably request from time to time hereafter, which information shall not include any confidential documentation which is of a proprietary nature (e.g. tax returns);

                                    (B) promptly notify Lender of any condition
or event which constitutes (or which upon the giving of notice or lapse of time, or both, would constitute) a breach, default, or Event of Default under this Agreement or of any of the other Loan Documents, including any event or circumstance which causes any information which has previously been provided by it to Lender to include an untrue statement of material fact or to omit to state any material fact or any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in such event, Borrower and/or any Guarantor (as may be appropriate) shall promptly furnish to Lender updated or revised information which will correct such untrue statement or include such omitted fact;

                                    (C) maintain a system of accounting in
accordance with GAAP (as applied in the United States) consistently applied;

                                    (D) cooperate, and will use reasonable
efforts to cause all agents or employees who have prepared any of the financial statements required by this Section 8.1(k) to cooperate with Lender in arranging for examinations from time to time of such financial statements by Lender and its agents and representatives at any time during normal business hours following reasonable notice;

                                    (E) at any time during regular business
hours and on reasonable advance notice, permit Lender and any of its agents or representatives, at Lender's sole cost and expense, to have access to the Property Manager's office and examine all of its books and records regarding Borrower and the operation of the Project, if (A) an Event of Default has occurred and is continuing or (B) Lender believes, in good faith, that either
(x) a material adverse change in the financial condition of Borrower or the Project has occurred or (y) a misapplication of revenues from the Project, Security Deposits, insurance proceeds or condemnation awards in contravention of the provisions of this Agreement, the Mortgage or any other Loan Document has occurred;

                                    (F) permit Lender to copy and make abstracts
from any and all of such books and records reviewed by Lender or its representatives pursuant to this Section 8.1(k).

                                    (G) promptly notify Lender of the
institution of any action, suit or proceeding involving the Project, Borrower or any Guarantor which is not fully covered by insurance, and which under any contingency, if determined adversely to the interests of Borrower or Guarantor, as applicable, could result (A) in liability to the Project and/or Borrower in excess of One Million Dollars ($1,000,000) or (B) of any Guarantor in excess of Five Million Dollars ($5,000,000).

                                    (H) maintain reasonably detailed records
substantiating all expenditures for capital or other material improvements to the Project, and provide the same to Lender upon request and not destroy such records for three (3) years without Lender's prior written consent, provided, however, that notwithstanding Borrower's right to destroy such records after three (3) years, Borrower shall continue to provide such records to Lender for its review for as long as Borrower maintains same; and

                                  (ii) Borrower shall promptly furnish to Lender
copies of all other information concerning Borrower, any Guarantor and/or the Project as is reasonably requested from time to time by Lender.

DOCUMENTS OF FURTHER ASSURANCE

                           (l) From time to time, Borrower shall execute,
deliver, record and furnish such documents as may be reasonably necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Project, the liens granted by Borrower to Lender under the Mortgage and the collateral assignments and other security interests under the other Loan Documents as contemplated by this Agreement and (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents. Without limiting the generality of the foregoing, Borrower hereby covenants that not more than six (6) months nor less than one (1) month prior to the date on which any continuation statements are required to be filed with respect to maintaining and preserving the perfection of the liens granted by Borrower to Lender pursuant to this Agreement and the other Loan Documents, Borrower shall, if the same are provided by Lender, file or cause to be filed all such continuation statements and send copies evidencing such filing to Lender.

                  Nothing contained herein shall be deemed to limit Lender's right to file any such financing and/or continuation statements on Borrower's behalf pursuant to applicable law.

FURNISHING REPORTS

                           (m) Borrower shall provide to Lender, promptly after
Borrower's receipt thereof, copies of all inspections, reports, test results and other material information received by Borrower from time to time from its employees, agents, representatives, architects, engineers and any other parties involved in the operation of the Project, which reveal a material problem or defect in the Project or any of its systems which would cost in excess of $1,000,000. This provision, however, does not apply to any violation of Environmental Laws. Accordingly, any violations of Environmental Laws shall be deemed material regardless of the cost of remediation or the penalty or fine attributable to such violation and Borrower shall give Lender immediate notice upon its receipt thereof.

OPERATION OF PROJECT

                           (n) As long as any portion of the Loan remains
outstanding, the Project shall be operated as hotels, except for the existing rental units. Borrower shall fully and faithfully perform all of its material covenants, agreements and obligations under any Leases of space in the Project. Other than Leases with Emstar Operating LLC, Borrower shall not enter into or terminate a Lease equal to or greater than ten percent (10%) of the square footage at either the Tuscany Premises or the Court Premises without Lender's consent, which consent shall not unreasonably be withheld.

LEASING

                           (o) All present and future leases of space at the
Project, any ground leases, and all subleases, license agreements, concession agreements, tenancy agreements, occupancy agreements and any other agreements, together with all modifications, extensions and renewals thereof (except for any such agreements with Itinerant Hotel Guests) (collectively, the "LEASES") shall be assigned to Lender (together with security deposits) as additional security for the Loan. Upon Lender's request, Borrower shall promptly deliver to Lender true and complete copies of all Leases. Lender shall have no obligation to deliver a subordination, non-disturbance and attornment agreement to any tenants located at the Premises.

AGREEMENTS

                           (p) Borrower may enter into, modify, amend, waive,
terminate or cancel any agreement or Lease affecting the Project without the prior approval of Lender provided such actions are taken in the ordinary course of business. Borrower shall give Lender notice of the entering into of any such agreement or Lease pursuant to which Borrower shall or may incur liabilities in excess of $500,000 over the full term of the agreement within twenty-four (24) hours of the execution of such agreement. At all times until the Loan has been paid in full and all obligations under the Loan Documents have been performed, the Project shall be managed by Property Manager, which Property Manager shall receive a management fee no higher than competitive management fees for similar services in the area where the Project is located. Borrower shall be permitted to change the manager of the Property without the consent of Lender. Borrower will enter into and cause Property Manager to enter into an assignment and subordination of such Management Agreement in form satisfactory to Lender, assigning and subordinating Property Manager's interest in the Project and all fees and other rights of Property Manager pursuant to such Management Agreement to the rights of Lender under the Loan Documents. Borrower shall cause Property Manager to hold and maintain all necessary licenses, certifications and permits required by Law. Borrower, at Lender's request made at any time while an Event of Default continues, shall terminate the Management Agreement and replace the Property Manager with a manager approved by Lender.

FURNISHING NOTICES

                           (q) Borrower shall deliver to Lender copies of all
notices of default received or given by Borrower (or its agents or representatives) under any commercial Lease within ten (10) Business Days after such notice is given or received, as the case may be. Borrower shall also provide Lender with copies of all material notices pertaining to the Project or any part thereof received by Borrower or the Property Manager (or their agents or representatives) from any Governmental Authority or from any insurance company providing insurance on any portion of, or any interest in, the Project within ten (10) Business Days after such notice is received.

NO ADDITIONAL DEBT

                           (r) Borrower shall not, without the prior written
consent of Lender, (i) directly or indirectly create or permit or suffer to exist any additional indebtedness secured by a lien or security interest on, in or to all or any portion of the Project or any interest in Borrower, (ii) incur any other additional indebtedness (whether personal or nonrecourse, secured or unsecured) other than accounts payable incurred during the normal course of Borrower's business and outstanding for a period of less than ninety (90) days, subject to Borrower's right to dispute such amounts without making payment,
(iii) further encumber any personalty used at the Project or (iv) enter into any commitments for additional indebtedness. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (x) Borrower shall have the right, from time to time, to borrow up to an aggregate of $1,000,000 (i.e., at no time shall the total amount of Borrower unsecured debt exceed such amount) on an unsecured basis for (a) Project's capital expenditures or (b) any other operating requirements related to the Project; and (y) any indebtedness of Borrower to any Guarantor or any Affiliate of Borrower or the Guarantors now or hereafter existing is hereby subordinated to the Loan and the performance of each and every obligation of Borrower and the Guarantors contained herein and in the other Loan Documents. Borrower agrees that following the occurrence and continuance of an Event of Default, Borrower will not make any payment on account of such subordinated debt to any of the Guarantors or any Affiliate of Borrower or the Guarantors. Any such payments made to any of the Guarantors or any Affiliate of Borrower or the Guarantors in contravention of this Section 8.1(r) shall be held in trust for Lender and shall be paid over to Lender on account of the Loan and Borrower's or the Guarantors' obligations under the Loan Documents. Notwithstanding anything contained in this Section 8.1(r) to the contrary, Borrower shall be permitted to deliver a promissory note which is not secured by the Project or any portion thereof in the original principal amount of up to $5,000,000 to Carol Management Company.

INDEMNIFICATION

                           (s) Borrower shall unconditionally indemnify, defend
and hold harmless Lender, its officers, directors, shareholders, employees and agents, and any successor to any interest of Lender in or to the Project or the Loan and such successor's officers, directors, shareholders, employees, agents, partners and principals (all of the foregoing are collectively called "INDEMNIFIED PERSONS") from and against any and all claims, losses, costs and expenses (including reasonable litigation costs and attorneys' fees, expenses and disbursements), damages (including indirect and consequential damages), obligations and liabilities of any nature whatsoever made against or suffered or incurred by any Indemnified Persons by reason of the assertion against such Indemnified Persons by any party of any claim relating to or arising out of (i) construction of alterations or improvements to the Building or the Project; (ii) the operation or maintenance of the Project, including, without limitation, by reason of the assignment of Leases, or the rents, issues or profits of the Project, or Lender's exercise of any right of remedy provided for herein or available at Law, or by reason of any alleged obligation or undertaking of Lender relating to any Lease; (iii) the institution by any broker or person claiming to have dealt with Borrower in connection with the Loan; (iv) any breach of any representation or warranty, any default or Event of Default hereunder or under any of the other Loan Documents; (v) any other matter arising in connection with the Loan, Borrower, the Project, the use of the Project or any part thereof by tenants, guests or invitees, the Loan Documents, or entry into or consummation of the transactions contemplated by any of the Loan Documents; (vi) the investigation, defense and settlement of claims and the procurement of any prohibited transaction exemption under ERISA by reason of a breach by Borrower of Section
9.4 of this Agreement; (vii) any other action or inaction by, or matter which is the responsibility of, Borrower; (viii) relating to or arising out of the present or future presence or Handling of any Hazardous Material in, on or around the Project other than Routine Uses which have been in compliance with Laws; (ix) relating to or arising out of the failure of the Project to comply from and after the date hereof with any applicable environmental Laws now or hereafter in effect; (x) relating to or arising out of any claim, action, suit or proceeding brought or threatened by any person or entity relating to Hazardous Material in any way connected to the Project; or (xi) relating to or arising out of any remediation, repair, restoration, replacement, abatement and/or removal of any Hazardous Material at the Project; provided, however, that Borrower shall not be obligated to indemnify any indemnified Person against such indemnified Person's gross negligence or willful misconduct. Notwithstanding anything contained herein to the contrary, the provisions of this Section 8.1(s) are in all respects subject to the provisions of Section 12.16 (Survival of Indemnities).

INSURANCE REPORTING REQUIREMENTS

                           (t) Borrower shall promptly notify its insurance
carrier or agent therefor (with a copy of such notification being provided to Lender) if there is any (i) occurrence which, under the terms of any insurance policy then in effect with respect to the Project, requires such notification,
(ii) increase in any hazard insured by such insurance carrier or any new or otherwise unanticipated hazard requiring insurance by such insurance carrier at, or relating to the Project or (iii) transfer of ownership.

COMPLIANCE WITH LAWS

                           (u) Borrower shall comply in all material respects
with all Laws (including all applicable zoning, building, health, fire, Department of Housing and Community Renewal, and environmental Laws) of any Governmental Authority having jurisdiction over Borrower or the Project; provided, however, that Lender acknowledges that the use of the Tuscany Premises as a transient hotel may violate certain zoning ordinances regarding use, and Borrower shall not be obligated to seek a variance for zoning or a complying certificate of occupancy for use of the Tuscany Premises unless the City of New York takes legal action against the Tuscany Premises based on such violations.

ORGANIZATIONAL DOCUMENTS

                           (v) Without the prior written consent of Lender (A)
Borrower shall not terminate nor permit or suffer any material amendment or modification of Borrower's operating agreement or any other organizational documents (as applicable) other than as permitted pursuant to Section 9.3(b) below, or suffer or permit the admission of any new member.

ALTERATIONS

                           (w) Other than in connection with a casualty or
condemnation, without the prior written consent of Lender, Borrower shall not make, nor suffer nor permit any tenant to make, any material structural alterations to the Project which would cause less than 50% of either the Tuscany Premises or the Court Premises to be in operation at any one time.

LOST NOTE

                           (x) If the Note is mutilated, destroyed, lost, or
stolen, Borrower shall promptly deliver to Lender, in substitution therefor, a new promissory note containing the same terms and conditions as the Note with a notation thereon (i) of the unpaid principal and accrued and unpaid interest and
(ii) stating that such promissory note is a duplicate original of the Note, intended to replace the Note.

HAZARDOUS MATERIAL

                           (y) Except for Routine Uses (but only to the extent
such materials are properly contained, labeled and used in accordance with all applicable Laws), Borrower shall (i) keep, and shall use reasonable efforts to cause all tenants, subtenants and Property Managers to keep, the Project free of all Hazardous Material, (ii) comply, and shall cause all tenants, subtenants and Property Managers to comply in all material respects, with all environmental Laws, including Laws regarding Hazardous Material, (iii) pay promptly when due the costs of removal or remediation of any Hazardous Material in, over, on or under, or emanating from, the Project to the extent required to be paid by Borrower pursuant to applicable Law, and (iv) keep the Project free of any lien imposed pursuant to such environmental Laws.

Without limiting the generality of the foregoing:

                                  (i) Except for Routine Uses (all of which are
maintained in compliance with Law), Borrower shall not engage in the Handling of, or allow the Handling of, any Hazardous Material at or from the Project. At Lender's request, Borrower shall, from time to time, conduct an environmental audit of the Project at Borrower's sole cost and expense, (x) to confirm Borrower's completion of any remedial actions and compliance with environmental Laws and requirements of any Governmental Authority in connection with such remedial actions, (y) if, in Lender's reasonable judgment, it is appropriate under the circumstances (including in connection with any action by Lender to foreclose this Mortgage) or (z) at any other time if based on a good faith belief by Lender that a proper reason exists therefor, but not more frequently than two (2) times from the date hereof through the Maturity Date. Borrower shall cooperate in the conduct of all such environmental audits and shall use reasonable efforts to cause any tenants to give Lender and its agents and its employees access to the Project to conduct such audits at reasonable times and upon reasonable advance notice except in the case of an emergency.

                                  (ii) Borrower shall promptly advise Lender in
writing of:

                                    (A) any enforcement, cleanup, removal or
other governmental or regulatory action at or relating to the Project instituted by any Governmental Authority pursuant to any applicable environmental Laws;

                                    (B) any written claim or threatened (in
writing) claim of which Borrower has knowledge made by any third party against Borrower or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any violation or claimed violation of any environmental Laws (the matters set forth in clauses (A) and (B) are hereinafter referred to as "HAZARDOUS MATERIALS CLAIMS"); and

                                    (C) Borrower's discovery of any occurrence
or condition at the Project or on any real property adjoining or in the vicinity of the Project that would be likely to result in the Project, or any part thereof, being subject to the imposition of any lien or encumbrance, or any restrictions on the ownership, occupancy, transferability or use of the Project under any applicable environmental Laws.

                                  (iii) Lender shall have the right (but shall
not be obligated) to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have all reasonable attorneys' fees and disbursements and all other expenses incurred in connection therewith paid by Borrower; provided, however, that until such time as an Event of Default has occurred, Borrower shall have the right to prosecute and control any such claims or proceedings.

ASBESTOS

                           (z) Borrower shall not install or permit to be
installed any ACM's at the Project. Borrower shall enter into an operations and management agreement to prevent any ACM's currently present at the Project from creating any violations of Law and shall promptly abate all ACM's currently present at the Project to the extent required by Law.

ANNUAL APPRAISALS

                           (aa) Solely if required by governmental or
quasi-governmental regulators of financial institutions or pursuant to applicable laws or regulations, Lender shall be entitled to obtain, at Borrower's expense, an update of the Appraisal; provided, however, that Borrower's obligation under this Section 8.1(aa) shall be limited to a total of two (2) appraisals during the term of this Loan and cost of such appraisals shall not exceed $30,000 in the aggregate. The update of the Appraisal shall be performed for, and certified to, Lender by the Appraiser, in conformity with the requirements of FIRREA and on a basis and using a methodology satisfactory to Lender. Nothing contained in this Section 8.1(aa) shall limit Lender's right to perform appraisals of the project at its own expense. Lender shall have the option of requesting Borrower to provide the update of the Appraisal or of ordering the same directly.

ACCESS TO THE PROJECT AND RIGHT TO CURE DEFAULTS UNDER LEASES AND EASEMENT AGREEMENTS

                           (ab) In the event of a material default by Borrower
under any Lease, beyond any applicable notice or cure period set forth therein, Lender shall, upon ten (10) days prior written notice to Borrower, have the right (but not the obligation) to cure or cause the cure of such default and, if, in order to effect such cure, Lender must enter upon and/or take possession of the Project, or any portion thereof, Lender may, and Borrower hereby grants Lender the right to, enter in and upon and take exclusive possession of the Project, or such portion thereof, for the purpose of curing such default. Any costs incurred by Lender in curing such default shall be deemed to constitute additional indebtedness evidenced by the Note (even if the total amount of such indebtedness would then exceed the face amount of the Note), payable on demand and secured by the Mortgage and other Loan Documents. Borrower shall not enter into, modify, amend, waive any material provision of, terminate or cancel any agreements containing appurtenant easements necessary for the operation of the Project as it is presently operated, and Borrower shall fully and faithfully perform all of its covenants, agreements and obligations with respect to such appurtenant easements under such documents.

PAYMENTS TO AFFILIATES; APPLICATION OF CASH FLOW

                           (ac) None of Borrower, any Guarantor (in connection
with the Project), nor the Property Manager shall receive any overhead fees, leasing fees, management fees, marketing fees, consulting fees (or any fees similar to the foregoing) during the term of the Loan, except to the extent such fees do not exceed the amount that would have been paid to non-affiliated parties for the same services in an arms-length transaction.

SINGLE PURPOSE ENTITY/RELOCATION OF BORROWER'S OFFICE

                           (ad) As long as the Loan remains outstanding,
Borrower shall engage solely in the business of operating the Project, and shall not acquire any material assets or properties (real estate or non-real estate) except in connection with the operation of the Project. If Borrower shall change its principal place of business at any time during the term of the Loan, Borrower shall notify Lender within ten (10) days prior to the effectiveness of such change and shall execute and deliver to Lender any and all documents, instruments or amendments reasonably requested by Lender to duly perfect its liens granted pursuant to the Loan Documents, including, without limitation, the execution and delivery of Uniform Commercial Code filings. Any and all recording or filing fees or other costs and expenses incurred by Lender in connection with such change of place of business shall be paid by Borrower.

USE OF LOAN PROCEEDS

                           (ae) Borrower shall not use or permit any Loan
proceeds to be used for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

MAINTENANCE OF DEBT SERVICE COVERAGE

                           (af) (i) Throughout the term of the Loan, Borrower
shall maintain Debt Service Coverage equal to or greater than the Debt Service Coverage Rate. For purposes of this Section 8.1(af), Debt Service Coverage shall be tested as of the end of each calendar quarter, commencing with the calendar quarter in which falls the day which is twenty-four (24) months from the date hereof, with a measuring period equal to the twelve (12) calendar months immediately preceding such calendar quarter. If Borrower fails to furnish Lender with any Debt Service Coverage Statement and the requisite back-up documentation in connection therewith within thirty (30) days following notice from Lender to Borrower, it shall constitute an Event of Default and Lender reserves the right to, after written notice to Borrower, unilaterally calculate, in good faith, Debt Service Coverage for the applicable period based on such information as is then available to Lender.

                                (ii) If Debt Service Coverage for any measuring
period shall be less than the Debt Service Coverage Rate, then Borrower shall within five (5) Business Days after the calculation of such Debt Service Coverage Rate, at its option, either (A) reduce the outstanding principal amount of the Loan (in which event Borrower shall be responsible for all prepayment costs caused by any such reduction of the outstanding principal amount of the
Loan) until such time as the Debt Service Coverage equals or exceeds the Debt Service Coverage Rate, or (B) deposit additional collateral acceptable to Lender which has sufficient value to reduce the Outstanding Amount to a level sufficient to achieve a Debt Service Coverage which equals or exceeds the Debt Service Coverage Rate. In the event that Borrower elects to deposit additional collateral to Lender in order to satisfy the provisions of this
Section 8.1(af)(ii), Lender shall not be obligated to return such collateral until such time as the Debt Service Coverage (without taking into account any additional collateral then being held by Lender) is equal to or greater than the Debt Service Coverage Rate for two (2) consecutive calendar quarters. Notwithstanding anything to the contrary in the immediately preceding sentence, Lender shall have no obligation to return to Borrower any additional collateral at any time that an Event of Default is then occurring.

ESCROW ACCOUNT

                           (ag) The Escrow Account shall be established and
maintained for the deposit of funds in connection with Borrower's requirement to meet the Debt Service Coverage Rate and/or the Guarantors failure to meet the Minimum Net Worth Threshold as required from time to time under the provisions of this Agreement and at such time that such Escrow Account is required. Borrower agrees to execute and deliver the Pledge Agreement (the "Security Agreement") in substantially the form attached hereto as Exhibit F, if Borrower intends to deposit cash in lieu of reducing the Loan to meet the Debt Service Coverage Rate and/or the Guarantors fail to meet the Minimum Net Worth threshold. All withdrawals from the Escrow Account shall require Lender's consent, authorization, and signature. The Escrow Account shall be pledged to Lender as additional collateral for the Loan pursuant to the Security Agreement. All interest earned on the Escrow Account shall be kept in the Escrow Account in the name of the Borrower with Lender as secured party and at the Branch or at a bank selected by Lender and applied in the same manner as the other funds in the Escrow Account from time to time. Throughout the term of the Loan, Lender shall have a perfected, first priority security interest in and to all amounts deposited in the Escrow Account and all interest earned thereon. Provided no Event of Default exists and is continuing, funds in the Escrow Account shall, to the extent practicable, be invested in Permitted Investments.

NET WORTH DECLINE

                           (ah) (i) Throughout the term of the Loan, the
Guarantors shall be required to meet the Minimum Net Worth Threshold. If the Minimum Net Worth Threshold shall not be met at any time, then Borrower or Guarantors shall thereafter, at Lender's option, either (i) pay all Monthly Excess Cash Flow to Lender to reduce the outstanding principal amount of the Loan (in which event Borrower shall be responsible for all funding losses caused by any such reduction of the outstanding principal amount of the Loan) until annual financial statements of the Guarantors delivered to Lender in accordance with Section 8.1 indicate that the Minimum Net Worth Threshold is once again being met or (ii) Lender may accelerate the indebtedness evidenced by the Note. Any deposit or payment to be made pursuant to this Section 8.1(ah) shall be made not later than five (5) days after the end of the applicable month.

                                  (ii) In the event that the Consolidated
Tangible Net Worth of all of the Guarantors in the aggregate is less than Two Hundred Fifteen Million

Dollars ($215,000,000.00), it shall constitute an Event of Default, as more particularly described in Article 10 herein.

ERISA

                           (ai) While any portion of the Loan is outstanding (i)
the Borrower shall not maintain an Employee Benefit Plan and if the Borrower becomes under the common control (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended) with any of the Guarantors, the Guarantors shall indemnify the Borrower from and against any liability attributable to the Borrower directly or indirectly which arises out of a violation of any provision of ERISA relating to an Employee Benefit Plan maintained or contributed to by any of the Guarantors or any failure by the Guarantors to fund a contribution obligation pursuant to an Employee Benefit Plan, notwithstanding anything contained in Section 12.17 hereof to the contrary, and (ii) none of the assets of Borrower will constitute "plan assets" within the meaning of 29 C.F.R. Sec. 2510.3-101. During the term of the Loan Borrower will not be in violation of any of the provisions of ERISA.

                           (aj) Borrower shall invest no less than $750,000 per
annum in the Project during each of the first four (4) years of the Loan on a cumulative basis (e.g. in the event Borrower invests $1,800,000 in the first year of the Loan, Borrower shall have no obligation to invest any money into the Project in the second year of the Loan and shall only be obligated to invest $450,000 in the third year of the Loan and $750,000 in the fourth year of the
Loan). In the event Borrower fails to invest the required amount in any year, on a cumulative basis, Borrower shall deposit any such shortfall into the Deposit Account (as such term is defined in the Pledge Agreement), provided, however, that notwithstanding the provisions of the Pledge Agreement, no funds deposited into the Deposit Account pursuant to this Section 8.1(aj) shall be released from the Deposit Account without Lender's prior written consent unless such funds are then being invested in the Project. Upon receipt of a certification from Borrower that the money requested is for a specified investment in the Project and no Event of Default or default beyond applicable grace and cure periods, if any, shall have occurred and be continuing, Lender, within five (5) days of receipt of such request, shall release the requested amount to Borrower or to a contractor at Borrower's direction.


GUARANTORS' FINANCIAL TESTS

                           (ak) Until the Loan is repaid in full by Borrower to
Lender, each of the Guarantors shall satisfy each of the financial tests as set forth in Paragraph 2 of the Guaranty on a quarterly basis. In the event the Guarantors fail to satisfy any of the financial tests set forth in Paragraph 2 of the Guaranty, at Lender's option, it shall constitute an Event of Default under this Agreement.


LIMITATIONS ON SUITS BROUGHT AGAINST LENDER

                           (al) Borrower and Guarantors acknowledge and agree
that they shall not make any claim which seeks damages in excess of the then Outstanding Amount in any actions or suits brought by either the Borrower or the Guarantors against Lender.

                                    ARTICLE 9
                                   ASSIGNMENTS

LENDER'S RIGHT TO ASSIGN

                  9.1 (a) Assignment. Lender shall have the right, at its sole cost and expense, without the consent of Borrower, to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the Loan Documents, including the Note, the Mortgage and any of the other Loan Documents, to any other party (an "ASSIGNEE"). Borrower hereby agrees that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by an Assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

                      (b) Participants. Lender shall have the right, at its sole cost and expense, without the consent of Borrower, to syndicate or sell participations to one or more other lenders (a "PARTICIPANT") in or to all or a portion of its rights and obligations under the Loan and the Loan Documents; provided, however, that notwithstanding any such sale, Lender agrees that unless Borrower otherwise gives its prior written consent, Lender or any of its affiliates shall retain responsibility for the administration of the Loan, Borrower shall only be required to deal with Lender, and Lender will act as lead Lender for its Participants unless retention is prohibited under any applicable agreement with its Participants, by court order or by any Governmental Authority having jurisdiction over Lender or its affiliates.

                      (c) Availability of Records; Further Assurances. Borrower acknowledges and agrees that Lender may provide to any Assignee or Participant originals or copies of this Agreement, the Note, the Mortgage, any other Loan Documents and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or any Guarantor or received by Lender in connection with the Loan, Borrower or any Guarantor; provided, however, that Lender shall require that any and all Assignees and Participants (actual or potential) use their best efforts to keep financial information concerning the Borrower and Guarantors confidential. In order to facilitate assignments to Assignees and sales to Participants, Borrower shall execute such further documents, instruments or agreements as Lender may reasonably require, at Lender's expense, provided such additional documentation is consistent with the terms of the Loan Documents and contains exculpation provisions to the extent applicable. In addition, Borrower agrees to cooperate in a reasonable manner with Lender in the exercise of Lender's rights pursuant to this Section 9.1, including providing such information and documentation regarding Borrower, the Guarantors and their businesses and finances as Lender or any potential Assignee or Participant may reasonably request (provided the type of information requested is consistent with the type of information required to be provided pursuant to the terms of the Loan Documents) and to meet with potential Assignees and Participants at a time and place mutually convenient for all parties.

                      (d) Lender as Agent. Borrower acknowledges, that Lender, as agent for itself and any Assignees and Participants, shall have the sole and exclusive authority to execute and perform this Agreement and each other Loan Document on behalf of itself, as Lender, and as agent for itself and the Assignees and Participants; it being the intention and agreement of the parties hereto that at all times during the term of the Loan, Lender shall be solely responsible for the administration and performance of all Loan Documents notwithstanding any such sale or assignment; provided, however, that Lender shall have the right at any time to withdraw as Agent. Except as otherwise provided in this Article 9, Borrower shall have no obligation to recognize or take any action or to deal directly with any Assignee or Participant, and no Assignee or Participant shall have any right to take any action or to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the other Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as agent to bind Lender, the Assignees and the Participants, notwithstanding that the particular action in question may, pursuant to this Agreement or any other agreement, be subject to the consent or direction of any Assignee or Participant. Notwithstanding the foregoing, Lender shall be permitted at any time to sell its interest in the Loan and have no obligation to act as the servicer of the Loan following its sale.

PROHIBITION OF ASSIGNMENTS BY BORROWER

                  9.2 Borrower shall not assign or attempt to assign its rights under this Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Borrower will not suffer or permit any of its interest or rights in the Project to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of (each a "TRANSFER") until the Loan and all other sums evidenced by the Note and/or secured by the Mortgage and the other Loan Documents have been paid in full.

RESTRICTIONS ON TRANSFERS OF INTEREST

                  9.3 (a) Unless permitted by Section 9.3(b) below, none of the Guarantors shall (i) voluntarily or involuntarily, directly or indirectly Transfer any interest which it may have in Borrower, or in any entity which holds an interest in or directly or indirectly controls Borrower, or (ii) cause, suffer or permit any of the foregoing to occur (whether voluntarily or involuntarily), without in each instance the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion.

                      (b) The consent of Lender shall not be required for (i) the transfer of any interest in Borrower to one or any number of the Permitted

Transferees, or (ii) any transfer (x) in connection with a transaction in which Borrower or any member in Borrower is merged or consolidated with another entity or in which substantially all of Borrower's or such member's assets are transferred, (y) to members of Borrower, or (z) to an Affiliate of Borrower or an Affiliate of a member of Borrower. Borrower covenants and agrees that the Permitted Transferees which are Affiliates of the Guarantors (exclusive of any Permitted Transferees which are Affiliates of Carol Management Entities) shall at all times maintain, directly or indirectly, at least 49% of the record and beneficial interests of Borrower.

PROHIBITION OF TRANSFERS IN VIOLATION OF ERISA

                  9.4 In addition to the prohibitions set forth above in Section
9.2 and Section 9.3 and in the Mortgage and the other Loan Documents, and not in limitation thereof, Borrower shall not Transfer its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower Transfer any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender's rights in connection therewith, to constitute a Prohibited Transaction or otherwise result in Lender being deemed in violation of any applicable provision of ERISA or the Internal Revenue Code.

SUCCESSORS AND ASSIGNS

                  9.5 Subject to the foregoing restrictions on transfer and assignment contained in this Article 9, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

                                   ARTICLE 10
                                EVENTS OF DEFAULT

                  10.1 The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT," as such term is used herein:

                           (a) If Borrower fails to pay the unpaid principal
amount of the Loan when due, whether at the Maturity Date or upon acceleration or otherwise as provided herein and in the Note;

                           (b) If Borrower fails to pay any monthly installment
of interest under the Note within the later of (i) five (5) days of the date when due and (ii) twenty-four (24) hours after written notice from Lender to Borrower;

                           (c) If Borrower fails to observe or perform any
covenant, agreement or obligation hereunder or under the other Loan Documents involving the payment of money, other than the payment of principal or interest under the Note; provided, however, that no Event of Default shall be deemed to occur in the event of Borrower's failure to reimburse Lender for any expense as required hereunder or under any other Loan Document unless such failure continues beyond five (5) days after written notice by Lender to Borrower that Borrower has failed to pay such expense;

                           (d) If Borrower fails to perform any of its
non-monetary covenants, agreements and obligations under this Agreement other than those set forth in Sections 8.1(y) and 8.1(z), or has otherwise breached any of the covenants, agreements and conditions of this Agreement other than those set forth in Sections 8.1(y) and 8.1(z), and such failure or breach shall continue for thirty (30) days after written notice thereof from Lender; provided, however, that if such failure or breach by its nature cannot be cured within such thirty (30) day period but is capable of being cured, then the same shall not constitute an Event of Default so long as Borrower commences such cure within such thirty (30) day period and establishes to Lender in Lender's sole discretion that it is diligently prosecuting such cure to completion within a reasonable period of time under the circumstances;

                           (e) If Borrower shall default in the performance or
observance of any of its obligations under either Sections 8.1(y) or 8.1(z) of this Agreement, and such default shall continue after notice to Borrower and after the first to occur of (i) thirty (30) days after such notice thereof from Lender; provided, however, that if such failure or breach by its nature cannot be cured within such thirty (30) day period but is capable of being cured, then the same shall not constitute an Event of Default so long as Borrower commences such cure within such thirty (30) day period and establishes to Lender in Lender's sole discretion that it is diligently prosecuting such cure to completion, and (ii) the expiration of the cure period permitted under applicable Law;

                           (f) If any material representation or warranty
(including the representations and warranties of Borrower set forth in Article 3 of this Agreement) of Borrower, or of any Guarantor made herein or in any such guaranty, or in any certificate, report, financial statement or other instrument furnished in connection with the making of this Loan Agreement, the Note, the Mortgage, any other Loan Document or any guaranty, shall prove false or misleading in any material respect when made; provided, however, that any such misrepresentation shall not constitute an Event of Default in the event that such misrepresentation is capable of being made truthful and Borrower makes such misrepresentation truthful within ten (10) days of notice from Lender of such misrepresentation;

                           (g) If all or substantially all of the assets of
Borrower are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not vacated, stayed, dismissed, set aside or otherwise remedied within ninety (90) days after the occurrence thereof;

                           (h) If Borrower is enjoined, restrained or in any way
prevented by any court order from operating the Project, or if a notice of lien, levy or assessment is filed of record with respect to all or any part of the property of Borrower by any Governmental Authority, which could affect the performance of the obligations of Borrower hereunder or under the other Loan Documents, as the case may be, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Borrower from conducting all or a substantial part of its business affairs, and in any of such events, Borrower shall fail to cause the same to be vacated, stayed, dismissed, set aside or remedied within thirty (30) days after the occurrence thereof;

                           (i) If any petition is filed by or against Borrower
under the Federal Bankruptcy Code or any similar state or federal law, whether now or hereafter existing (and, in the case of involuntary proceedings, either failure to cause the same to be vacated, stayed or set aside within ninety (90) days after filing or the entry of an order for relief); or if Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due;

                           (j) If Borrower fails to comply with the provisions
set forth in Section 8.1(af) within ten (10) Business Days after notice that Borrower has failed to so comply.

                           (k) If any Transfer is made in violation of Section
9.2, Section 9.3 or Section 9.4, or in violation of prohibitions against disposition of any interest in Borrower contained in the Mortgage;

                           (l) Intentionally Deleted;

                           (m) If (i) the Guaranty ceases at any time to be
valid, binding and enforceable against any Guarantor or if any Guarantor repudiates any of its obligations under, or denies the validity or enforceability of all or any portion of the Guaranty or (ii) the Environmental Indemnity ceases at any time to be valid, binding and enforceable against Borrower or if Borrower repudiates any of its obligations under, or denies the validity or enforceability of all or any portion of the Environmental Indemnity;

                           (n) If there exists any fraud or misappropriation by
Borrower or any Guarantor in connection with the Loan;

                           (o) If an "Event of Default" or "event of default"
occurs under any of the other Loan Documents and continues beyond the applicable grace period, if any, contained therein;

                           (p) If Borrower fails to comply with the Restoration
Requirements contained in Sections 3(b) or 7 of the Mortgage;

                           (q) If all or substantially all of the assets of any
Guarantor are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and either (i) the same is not vacated, stayed, dismissed, set aside or otherwise remedied within ninety (90) days after the occurrence thereof or (ii) provided no other Event of Default then exists, either Borrower or the Guarantors shall fail to provide a replacement acceptable to Lender to execute the Guaranty within ninety (90) days after the occurrence thereof;

                           (r) If a notice of lien, levy or assessment is filed
of record with respect to all or any part of the property of any Guarantor by any Governmental Authority, which could materially adversely affect the performance of the obligations of such Guarantor under the Guaranty or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent any Guarantor from conducting all or a substantial part of its business affairs, and in any of such events, either (i) the affected Guarantor shall fail to cause the same to be vacated, stayed, dismissed, set aside or remedied within ninety (90) days after the occurrence thereof or (ii) provided no other Event of Default then exists, either Borrower or such Guarantor shall fail to provide a replacement acceptable to Lender to execute the Guaranty within ninety (90) days after the occurrence thereof;

                           (s) If any petition is filed by or against any
Guarantor under the Federal Bankruptcy Code or any similar state or federal law, whether now or hereafter existing (and, in the case of involuntary proceedings, either (i) such Guarantor fails to cause the same to be vacated, stayed or set aside within ninety (90) days after filing or the entry of an order for relief or (ii) provided no other Event of Default then exists, such Guarantor or Borrower fails to provide a replacement acceptable to Lender to execute the Guaranty within ninety (90) days after the occurrence thereof), or if any Guarantor makes an assignment for the benefit of creditors or admits in writing its inability to pay his or her debts as they become due and either Borrower or such Guarantor shall fail to provide a replacement acceptable to Lender to execute the Guaranty within ninety (90) days after the occurrence thereof; or

                           (t) If the Guarantors in the aggregate have a
Consolidated Tangible Net Worth less than the Minimum Net Worth Threshold; or

                           (u) If a default shall occur beyond applicable grace
and cure period, if any, under the Mortgage.

                  Nothing contained in this Section 10.1 is intended to effect an extension of any grace and cure periods provided in the other Loan Documents and all grace and cure periods contained herein shall run concurrently, and not consecutively, with the grace and cure periods contained in the other Loan Documents.

                                   ARTICLE 11
                      LENDER'S REMEDIES IN EVENT OF DEFAULT

REMEDIES CONFERRED UPON LENDER

                  11.1 (a) Upon the occurrence and during the continuation of an Event of Default under Section 10.1(i), (q), (r) and (s), the Note shall immediately and automatically become due and payable in full without notice, presentment, demand, protest or other action of any kind, all of which Borrower hereby expressly waives, and Lender shall, in addition to the foregoing and all other remedies conferred upon Lender by law and by the terms of the Note, the Mortgage or the other Loan Documents, have the right, but not the obligation, to pursue one or more of the remedies set forth in Section 11.1(b), concurrently or successively, it being the intent hereof that all of such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other.

                         (b) Upon the occurrence and during the continuation of
any Event of Default, Lender shall, in addition to all other remedies conferred upon Lender by law and by the terms of the Note, the Mortgage, and the other Loan Documents, have the right but not the obligation to pursue any one or more of the following remedies, concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

                                    (i) Take any action which, in Lender's sole
judgment, is necessary or appropriate to effect observance and performance of the covenants, agreements and obligations of Borrower under this Agreement, or the other Loan Documents, as the case may be. Without limiting the generality of the foregoing, and for the purpose aforesaid, upon the occurrence and during the continuation of an Event of Default, Borrower hereby irrevocably appoints and constitutes Lender its lawful attorney in fact with full power of substitution, and agrees that Lender shall be entitled to (A) pay, settle or compromise all existing bills and claims the nonpayment of which might result in liens against the Project or take such other action as Lender shall determine to prevent such bills and claims from resulting in liens against the Project, (B) execute all applications and certificates which may be required by any of the Loan Documents, (C) prosecute and defend all actions or proceedings connected with or relating to the Project, (D) take possession of and operate the Project and (E) do any and every act which Borrower may do in its own behalf; it being understood and agreed that the foregoing power of attorney shall be a power coupled with an interest and cannot be revoked;

                                    (ii) Withhold further disbursement of the
proceeds of the Loan (if any);

                                    (iii) Declare the Note to be immediately due
and payable;

                                    (iv) Use and apply any monies deposited by
Borrower, with Lender, regardless of the purpose for which the same was deposited, to cure any default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and

                                    (v) Exercise or pursue any other right or
remedy permitted under this Agreement, or any of the other Loan Documents or conferred upon Lender by operation of Law.

NON-WAIVER OF REMEDIES

                  11.2 No waiver of any breach or default of any provision of this Agreement or any other Loan Document shall constitute or be construed as a waiver by Lender of any subsequent or prior breach or default or of any breach or default of any other provision of this Agreement or any other Loan Document.

                                   ARTICLE 12
                               GENERAL PROVISIONS

CAPTIONS

                  12.1 The captions and headings of various Articles and Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

NOTICES

                  12.2 Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given and received: (a) if hand delivered, on the day so delivered to the address set forth below; (b) if mailed, on the third Business Day after the day on which it is deposited in the United States mails in the continental United States, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below; or (c) if by Federal Express or other reputable express courier service, on the next Business Day after delivery to such express courier service, addressed as set forth below; or (d) for other than notices of default, if by telecopy transmission, on the day and at the time on which delivered to such party at the address and the telecopier number set forth below:

                                   If to Lender:

                                   The Sumitomo Trust & Banking Co., Ltd.
                                   527 Madison Avenue
                                   New York, New York 10022
                                   Telephone:  (212) 326-0600
                                   Telecopier:  (212) 418-4848
                                   Attention:  Real Estate Department Manager
                           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, NY 10021
                           Telephone: (212) 856-7000
                           Telecopier:  (212) 856-7808
                           Attention:  Robert J. Wertheimer Esq.

                           If to Borrower:

                           Emstar Realty LLC
                           c/o SLT Realty Limited Partnership
                           2231 East Camelback Road
                           Phoenix, AZ 85016
                           Telephone:  (602) 852-3900
                           Telecopier:  (602) 852-0686
                           Attention: Ronald Brown, Chief Financial Officer

                           with copies to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022
                           Telephone:  (212) 821-8000
                           Telecopier:  (212) 821-8111
                           Attention:  Eugene A. Pinover, Esq.

                           and:

                           Alter Bartfeld & Mantel
                           90 Park Avenue
                           New York, New York 10016
                           Telephone: (212) 953-5500
                           Telecopier:  (212) 953-5061
                           Attention:  Arthur S. Mantel, Esq.

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Notwithstanding the fact that Lender has agreed to deliver copies to Borrower's counsel, Borrower acknowledges that such copies are courtesy copies only, and Lender's failure to deliver such notices shall not negate the effectiveness of any notice given to Borrower.

ENTIRE AGREEMENT; MODIFICATION; WAIVER

                  12.3 This Agreement and the other Loan Documents and instruments delivered in connection herewith constitute the entire agreement among the parties with respect to the Project and the Loan and supersede all prior agreements, written and oral, relating to the subject matter hereof. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrower may rely unless such matter is made for the benefit of Borrower and is in writing signed by an authorized officer of Lender. Borrower agrees that it has not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matter is set forth in this Agreement or the other Loan Documents or in a written instrument made for the benefit of Borrower and signed by an authorized officer of Lender. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is sought.

GOVERNING LAW

                  12.4 THIS AGREEMENT IS A CONTRACT ENTERED INTO AND TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE STATE OF NEW YORK.

ACQUIESCENCE NOT TO CONSTITUTE WAIVER OF LENDER'S REQUIREMENTS

                  12.5 Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender; provided, however, that to the extent Lender may have acquiesced in any noncompliance with any conditions, covenants or obligations of Borrower contained herein, such acquiescence shall not be deemed to constitute a waiver by Lender of the performance by Borrower of any subsequent conditions, covenants or obligations to be performed by Borrower hereunder, other than Lender's waiver of any closing conditions, which waivers shall be conclusive.

DISCLAIMER BY LENDER

                  12.6 (a) This Agreement is made for the sole benefit of Borrower and Lender (and Lender's successors and assignees and participants, if any, any transferee of Borrower permitted pursuant to Sections 9.2 and 9.3 and any Permitted Transferees, if any), and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable to any party for any debts or claims accruing in favor of any such party against Borrower or others or against the Project. Borrower is not and shall not be an agent of the Lender for any purposes. Except as expressly set forth in the Loan Documents, Lender is not and shall not be an agent of Borrower for any purposes. Lender, by making the Loan or any action taken pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or a fiduciary of Borrower.

                           (b) By accepting or approving anything required to be
observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including, without limitation, the Environmental Survey, the Engineering Reports, the ADA Report and any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the accuracy, sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute (i) a warranty or representation to anyone with respect thereto by Lender or (ii) a waiver of any of Borrower's or any Guarantor's obligations or liabilities under this Agreement or any of the other Loan Documents with respect to any facts, matters or circumstances disclosed in any of the reports or other documents described in this Section 12.6(b), other than Lender's waiver of any closing conditions, which waivers shall be conclusive.

                           (c) Lender neither undertakes nor assumes any
responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Project, and Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only and neither Borrower nor any third party is entitled to rely thereon.

                           (d) Lender owes no duty of care to protect Borrower
with respect to any matter reviewed or investigated by Lender in connection with the Loan.

                           (e) Lender shall not be directly or indirectly liable
or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any activity on, or occupancy or use of, all or any portion of the Project, including any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein, thereon or relating thereto irrespective of whether or not any such defect was disclosed in any of the reports or other documents described in Section 12.6(b) above; (ii) any act or omission of Borrower, any of the Guarantors, any Affiliate of Borrower or any of the Guarantors or any of Borrower's agents, employees, independent contractors, licensees or invitees; (iii) any accident at the Project or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower, any of Borrower's licensees, employees, invitees, agents, independent contractors or other representatives to maintain all or any portion of the Project in a safe condition; and (v) any nuisance made or suffered on any part of the Project; except to the extent that any of the circumstances described above are caused by the gross negligence or willful misconduct of Lender or its officers, contractors, employees, representatives or agents (provided they are acting in their capacity as such) or once Lender enters upon or has possession of the Project pursuant to the terms hereof.

                           (f) Lender represents and warrants to Borrower that
it has not dealt with any broker and notwithstanding anything contained herein to the contrary, Lender shall be responsible for any fees or commissions of any broker with whom Lender has dealt and not disclosed to Borrower.

RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S DEFAULTS

                  12.7 If (i) Borrower shall default beyond any applicable notice or cure period in any of Borrower's covenants, agreements or obligations contained in this Agreement or the other Loan Documents, or (ii) Lender determines in good faith that an emergency or other exigent circumstances exist, Lender may (but shall not be obligated to) perform any of such covenants, agreements and obligations. Any amounts expended by Lender to cure Borrower's defaults, including any amounts expended by Lender pursuant to Section 11.1(b)(i), shall constitute additional indebtedness evidenced by the Note (even if the total amount of such indebtedness would then exceed the face amount of the Note), payable on demand and secured by the Mortgage and the other Loan Documents.

DEFINITIONS APPLY IN AMENDMENTS

                  12.8 Definitions contained in this Agreement which identify documents, including the other Loan Documents, shall be deemed to include all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender and Borrower. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

TIME IS OF THE ESSENCE

                  12.9 Time is hereby declared to be of the essence of this Agreement and of every part hereof.

EXECUTION IN COUNTERPARTS

                  12.10 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

WAIVER OF CONSEQUENTIAL DAMAGES

                  12.11 In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the other Loan Documents, and Borrower for itself and all Affiliates hereby waives all claims for consequential damages. Notwithstanding anything herein or in any other Loan Document to the contrary, Borrower shall not be liable to Lender for indirect or consequential damages except in connection with any matter, claim, loss or damage arising out of an environmental condition or claim. Notwithstanding the foregoing, Borrower shall not claim or raise a defense to a claim by Lender that sums due under any of the Loan Documents are or constitute consequential or indirect damages.

CLAIMS AGAINST LENDER

                  12.12 Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender and Lender does not promptly commence a cure thereof and diligently proceed to remedy or cure the default (if any) within ninety (90) days after notice from Borrower. If it is determined in any proceedings that Lender has improperly failed to grant its consent or approval, where such consent or approval is required by this Agreement or any other Loan Document to be obtained, Borrower's sole remedy shall be to obtain declaratory relief determining such withholding to have been improper, and Borrower hereby waives, for itself and any Affiliate of Borrower, all claims for damages or set-off against Lender resulting from any withholding of consent or approval by Lender.

JURISDICTION; SERVICE OF PROCESS

                  12.13 WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE PROJECT OR ANY OTHER LOAN DOCUMENT (EACH, A "PROCEEDING"), BORROWER AND LENDER IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT LOCATED IN THE COUNTY OF NEW YORK; AND (B) WAIVE ANY OBJECTION WHICH THEY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE BORROWER OR LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER AND LENDER FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY NEW YORK STATE OR UNITED STATES COURT SITTING IN THE CITY AND COUNTY OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER OR LENDER AT THE ADDRESS INDICATED ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; PROVIDED, HOWEVER, THAT IF BORROWER OR LENDER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

SEVERABILITY

                  12.14 The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable local, state or federal law, statute, ordinance, administrative or judicial decision, or public policy, and if such courts declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interests of Borrower and Lender under the remainder of this Agreement shall continue in full force and effect.

WAIVER OF JURY TRIAL

                  12.15 BORROWER, GUARANTORS AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SURVIVAL OF INDEMNITIES

                  12.16 All indemnities concerning environmental matters of Borrower or any other party contained in this Agreement or any other Loan Document shall survive until such time as all related claims which may be brought against Lender shall be time-barred by any applicable statute of limitations, notwithstanding the payment in full of all obligations under the Note and the other Loan Documents. Other than as set forth in the immediately preceding sentence, all indemnities set forth in this Agreement or any other Loan Document are in all respects subject to the provisions of Section 12.15 hereof and shall terminate upon the payment in full of all obligations due under the Note and the other Loan Documents or a foreclosure of the Project or deed-in-lieu thereof.

NO ADDITIONAL LIABILITY TO GUARANTORS

                  12.17 The Guarantors' liability to Lender shall be determined under and pursuant to the terms of the Guaranty and the Guarantors shall incur no additional liability by their execution of this Agreement in excess of the Guarantors' obligations set forth in the Guaranty.

         Borrower, Guarantors and Lender have executed this Agreement as of the day and year first set forth above.

                       BORROWER:

                       EMSTAR REALTY LLC, a New York limited
                       liability company

                       By: Alstar Realty LLC, its Managing Member

                           By: SLT Realty Limited Partnership, a
                               Member

                                By: Starwood Lodging Trust,* its
                                    general partner


                                     By: /s/ Ronald C. Brown
                                         -----------------------------------
                                         Name:  Ronald C. Brown
                                         Title: Sr. Vice President
                                                and Chief Financial
                                                Officer



--------

* Starwood Lodging Trust. The name "Starwood Lodging Trust" is a designation of Starwood Lodging Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, and as further amended on February 1, 1995 and as the same may be further amended from time to time, and all persons dealing with Starwood Lodging Trust shall look solely to Starwood Lodging Trust's assets for the enforcement of any claims against Starwood Lodging Trust, as the Trustees, officers, agents and security holders of Starwood Lodging Trust assume no personal liability for obligations entered into on behalf of Starwood Lodging Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                                GUARANTORS:

                                STARWOOD LODGING TRUST



                                By: /s/ Ronald C. Brown
                                    -------------------------------------
                                    Name:  Ronald C. Brown
                                    Title: Sr. Vice President and
                                           Chief Financial Officer


                                STARWOOD LODGING CORPORATION



                                By: /s/ Steven R. Goldman
                                    ------------------------------------
                                    Name:  Steven R. Goldman
                                    Title: Sr. Vice President

                                SLT REALTY LIMITED PARTNERSHIP


                                By: Starwood Lodging Trust, its general partner


                                By: /s/ Ronald C. Brown
                                    -------------------------------------
                                    Name:  Ronald C. Brown
                                    Title: Sr. Vice President and
                                           Chief Financial Officer


                                LENDER:

                                THE SUMITOMO TRUST & BANKING CO.,
                                LTD, New York Branch


                                By: /s/ Brad D. Gillman
                                    -------------------------------------
                                    Brad D. Gillman, Senior Vice President
                                    and Department Manager